As filed with the Securities and Exchange Commission on March 16, 1998
                                                      Registration No. 333-
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                           ____________________

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                           ____________________



      PECO ENERGY              PECO ENERGY              PECO ENERGY
        COMPANY               CAPITAL, L.P.          CAPITAL TRUST III
     (Exact name of           (Exact name of           (Exact name of
registrant as specified  registrant as specified  registrant as specified
    in its charter)       in its Certificate of      in its Certificate
                           Limited Partnership)          of Trust)


     PENNSYLVANIA                DELAWARE                 DELAWARE
      (State or other jurisdiction of incorporation or organization)

         4931                      6799                     6799
         (Primary Standard Industrial Classification Code Number)

      23-0970240               51-0355322                51-0379036
                 (I.R.S. Employer Identification Number)

     P.O. BOX 8699,         1013 CENTRE ROAD,     C/O FIRST UNION TRUST COMPANY,
   2301 MARKET STREET           SUITE 350F             NATIONAL ASSOCIATION
 PHILADELPHIA, PA 19101    WILMINGTON, DE 19805         ONE RODNEY SQUARE
     (215) 841-4000           (302) 998-0592        920 KING STREET, 1ST FLOOR
                                                      WILMINGTON, DE  19801
                                                          (302) 888-7500

           (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              J. B. MITCHELL
                  VICE PRESIDENT - FINANCE AND TREASURER
                     P.O. BOX 8699, 2301 MARKET STREET
                          PHILADELPHIA, PA  19101
                              (215) 841-4000
        (Name, address, including zip code, and telephone number,
      including area code, of agent for service for each registrant)

                              with copies to:

                           JAMES W. DURHAM, ESQ.
                 SENIOR VICE PRESIDENT AND GENERAL COUNSEL
         P.O. BOX 8699, 2301 MARKET STREET, PHILADELPHIA, PA 19101

        ROBERT C. GERLACH, ESQ.                   ROBERT M. JONES, JR., ESQ.
 BALLARD SPAHR ANDREWS & INGERSOLL, LLP           DRINKER BIDDLE & REATH LLP
     1735 MARKET STREET, 51ST FLOOR                  1345 CHESTNUT STREET
     PHILADELPHIA, PA  19103-7599                PHILADELPHIA, PA  19107-3496



    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                           ____________________

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / X /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of
the earlier effective registration statement for the same offering. /   /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration
statement for the same offering. /   /

    If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. /   /

                           ____________________


                     CALCULATION OF REGISTRATION FEE
==============================================================================


                                          PROPOSED
                                          MAXIMUM     PROPOSED
        TITLE OF                          OFFERING    MAXIMUM
      EACH CLASS OF                        PRICE     AGGREGATE    AMOUNT OF
       SECURITIES          AMOUNT TO BE   PER UNIT   OFFERING   REGISTRATION
     TO BE REGISTERED      REGISTERED (1)  (2)(3)  PRICE (2)(3)    FEE (4)
------------------------------------------------------------------------------
Capital Trust Pass-through
 Securities issued by
 PECO Energy Capital
 Trust III representing
 PECO Energy Capital,
 L.P. ___% Cumulative
 Preferred Securities,
 Series D ...............
------------------------------------------------------------------------------
PECO Energy Capital,
 L.P. ___% Cumulative
 Preferred Securities,
 Series D ...............
------------------------------------------------------------------------------
PECO Energy Company
 Guarantee with
 respect to PECO Energy
 Capital, L.P. ___%
 Cumulative Preferred
 Securities,
 Series D(5)............
------------------------------------------------------------------------------
PECO Energy Company, ___%
 Subordinated Deferrable
 Interest Debentures,
 Series D...............
------------------------------------------------------------------------------
Total....................   $78,105,000     100%   $78,105,000     $23,041
------------------------------------------------------------------------------
------------------------------------------------------------------------------

(1) There are being registered hereunder 78,105 Capital Trust Pass-through Securities, each representing a __% Cumulative Preferred Security, Series D of PECO Energy Capital, L.P., with an aggregate initial offering price not to exceed $78,105,000, and related Guarantee and __% Subordinated Deferrable Interest Debentures, Series D of PECO Energy Company for which no separate consideration will be received.

(2) Estimated solely for the purpose of determining the registration fee.

(3) Exclusive of accrued interest and dividends, if any.

(4) Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed maximum offering price of the Capital Trust Pass-through Securities.

(5) Includes the rights of holders of the ____% Cumulative Preferred Securities, Series D under the Guarantee and certain backup undertakings related thereto as described in the Registration
    Statement.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

==============================================================================

               SUBJECT TO COMPLETION, DATED MARCH __, 1998
PROSPECTUS
                      PECO ENERGY CAPITAL TRUST III

         78,105 Capital Trust Pass-through Securities(sm) (TruPS(r))*
         each representing a ____% Cumulative Preferred Security,
                  Series D of PECO Energy Capital, L.P.
      (stated liquidation preference $1,000 per Preferred Security)
fully and unconditionally guaranteed to the extent PECO Energy Capital, L.P.
                     has funds as set forth herein by

                           PECO ENERGY COMPANY

    The Capital Trust Pass-through Securities(sm) ("Capital Securities") offered hereby by PECO Energy Capital Trust III, a statutory business trust created under the laws of the State of Delaware (the "Trust") each represent a ____% Cumulative Preferred Security, Series D (a "Series D Preferred Security") of PECO Energy Capital, L.P., a limited partnership formed under the laws of the State

                                                   (continued on next page)

    SEE "RISK FACTORS" COMMENCING ON PAGE 9 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES, INCLUDING THE PERIOD DURING WHICH AND CIRCUMSTANCES UNDER WHICH DISTRIBUTIONS ON THE CAPITAL SECURITIES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.

    Application has been made to list the Capital Securities on the New York Stock Exchange. If approved for listing, trading of the Capital Securities is expected to commence within a 30-day period after the initial delivery thereof.

                           ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                           ____________________



                           Initial Public     Underwriting      Proceeds to
                           Offering Price    Commission(1)    the Trust(2)(3)
                           --------------    -------------    ---------------
Per Capital Security ......  $1,000.00            (2)            $1,000.00
Total ..................... $78,105,000           (2)           $78,105,000
_______________________

(1) PECO Energy and PECO Energy Capital have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Under the Underwriting Agreement, PECO Energy will pay to the
    Underwriters $__________ per Capital Security (or $__________ in the aggregate). See "Underwriting."

(3) Expenses of the offering, which are payable by PECO Energy, are estimated to be $320,000.

                    _________________________________

    The Capital Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Capital Securities will be made in book-entry-only form through the facilities of The Depository Trust Company on or about ______________, 1998.

_______________

* Salomon Brothers Inc has filed an application with the United States Patent and Trademark Office for the registration of the "Capital Trust Pass-through Securities" service mark. "TruPS" is a registered service mark of Salomon Brothers Inc.

SALOMON SMITH BARNEY                                      MERRILL LYNCH & CO.

                    _________________________________

           The date of this Prospectus is _____________, 1998.

(continued from previous page)

of Delaware ("PECO Energy Capital"). The Trust will use the proceeds from the sale of its Capital Securities to purchase the Series D Preferred Securities, which will be the sole assets of the Trust. PECO Energy Capital will lend the proceeds from the sale of its Series D Preferred Securities, plus the capital contribution made by PECO Energy Capital Corp., a Delaware corporation and the sole general partner of PECO Energy Capital (the "General Partner"), to PECO Energy Company, a Pennsylvania corporation ("PECO Energy"), which loan will be evidenced by PECO Energy's ____% Subordinated Deferrable Interest Debentures, Series D, due 2028 (the "Series D Subordinated Debt Securities").

    Holders of the Capital Securities will be entitled to receive Distributions (as defined below) at the rate of __% of the liquidation amount of $1,000 per Capital Security accumulating from the date of original issuance and payable (subject to any Extension Period described below) semiannually in arrears on __________ and __________ of each year, commencing __________, 1998. Whenever the Trust receives any cash distribution representing a semiannual distribution on the Series D Preferred Securities (whether or not distributed by PECO Energy Capital on the regular semiannual distribution date therefor) or payment under the Payment and Guarantee Agreement (the "Series D Guarantee") issued by PECO Energy for the benefit of the holders of the Series D Preferred Securities, the Trust will distribute such amounts to the holders of the Capital Securities in proportion to their respective number of Series D Preferred Securities represented by such Capital Securities. As used herein, the terms "Distribution" and "Distributions" shall include, as the context requires, all semiannual distributions on the Capital Securities and the Series D Preferred Securities, including any and all payments made under the Series D Guarantee, as well as interest payments on the Series D Subordinated Debt Securities. Under the Indenture dated as of July 1, 1994 between PECO Energy and First Union National Bank, as successor trustee (as supplemented, the "Indenture"), PECO Energy has the right at any time, so long as an Event of Default under the Indenture has not occurred and is continuing, to extend the interest payment period for all Deferrable Interest Subordinated Debentures issued thereunder (collectively, "Subordinated Debt Securities") for up to 60 consecutive months (each, an "Extension Period"). During any Extension Period, no Distributions will be made on the Series D Preferred Securities represented by the Capital Securities. See "Description of the Series D Subordinated Debt Securities and the Indenture-Option to Extend Interest Payment Period" and "-Events of Default."

    PECO Energy will, through the Series D Guarantee, the Amended and Restated Trust Agreement relating to the Trust (the "Trust Agreement"), the Indenture and the Series D Subordinated Debt Securities, taken together, fully, irrevocably and unconditionally guarantee all of PECO Energy Capital's obligations under the Series D Preferred Securities. Under the Series D Guarantee, PECO Energy will guarantee payment of accumulated and unpaid semiannual Distributions, amounts payable upon redemption and amounts payable upon liquidation with respect to the Series D Preferred Securities, in each case, only to the extent that PECO Energy Capital has funds on hand legally available therefor and payment does not violate applicable law. If PECO Energy fails to make interest payments on its Series D Subordinated Debt Securities, PECO Energy Capital will not have sufficient funds to pay Distributions on the Series D Preferred Securities. The Series D Guarantee does not cover payment of Distributions when PECO Energy Capital does not have sufficient funds to pay such Distributions.
In such event, the holders of Capital Securities representing the Series D Preferred Securities would be required to seek enforcement of PECO Energy Capital's rights against PECO Energy pursuant to the terms of the Indenture as provided under "Description of the Series D Preferred Securities-Voting Rights." The obligations of PECO Energy under the Series D Guarantee will be subordinate and junior in right of payment to all general liabilities of PECO Energy and its obligations under the Series D Subordinated Debt Securities will be subordinate and junior in right of payment to all present and future Senior Indebtedness of PECO Energy (as defined in "Description of the Series D Subordinated Debt Securities-Subordination"), which aggregated approximately $4.678 billion at December 31, 1997.

    The Capital Securities will be subject to mandatory redemption upon any redemption of Series D Preferred Securities, which will be subject to optional redemption upon the occurrence of certain tax events, and which will be subject to mandatory redemption upon payment at maturity or redemption of the Series D Subordinated Debt Securities and the occurrence of certain events under the Investment Company Act of 1940, as amended.
See "Description of the Series D Preferred Securities-Mandatory Redemption" and "-Special Event Redemptions."

    In the event of the liquidation of PECO Energy Capital, the Trust will distribute to the holders of Capital Securities, after satisfaction of creditors of the Trust as required by law, the amounts received by the Trust from PECO Energy Capital representing the lesser of the Partnership Liquidation Distribution (as defined in "Risk Factors-Rights Under the Series D Guarantee") or the amount of assets of PECO Energy Capital legally available therefor, in either case, in proportion to the respective number of Series D Preferred Securities represented by such Capital Securities. Upon any voluntary or involuntary dissolution or liquidation of PECO Energy Capital, the holders of Series D Preferred Securities will be entitled to receive out of the assets of PECO Energy Capital, after satisfaction of liabilities to creditors and before distribution of assets is made to holders of its general partner interests, the sum of their $1,000 stated liquidation preference and all accumulated and unpaid Distributions to the date of payment. All assets of PECO Energy Capital remaining after payment of the liquidation distribution to the holders of all Cumulative Preferred Securities of PECO Energy Capital (collectively, "Preferred Securities") will be distributed to the General Partner.

    The Capital Securities will be represented by global securities registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Capital Securities in certificated form will not be issued in exchange for the global securities. See "Description of the Capital Securities-Book-Entry-Only Issuance-The Depository Trust Company."

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN
TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES, INCLUDING ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS AND IMPOSING PENALTY BIDS. FOR A
DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                          AVAILABLE INFORMATION

    PECO Energy is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy and information statements and other information filed by PECO Energy may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its regional offices at Suite 1400, 500 West Madison Street, Chicago, IL 60661-2511 and Suite 1300, 7 World Trade Center, New York, NY 10048. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, registration statements and certain other filings made with the SEC through its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system are publicly available through the SEC's site on the Internet's World Wide Web, located at http://www.sec.gov. The Registration Statement, including all exhibits thereto and amendments thereof, has been filed with the SEC through EDGAR. Securities of PECO Energy are listed on the New York and Philadelphia Stock Exchanges, where reports, proxy and information statements and other information concerning PECO Energy may be inspected.

    No separate financial statements of PECO Energy Capital or the Trust have been included herein. PECO Energy does not consider that such financial statements would be material to holders of Capital Securities offered hereby because PECO Energy Capital and the Trust are special purpose entities, have no independent operations and are not engaged in, and do not propose to engage in, any activity other than as set forth below. See "PECO Energy Capital" and "The Trust."


             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the SEC pursuant to Section 13 of the Exchange Act by PECO Energy (File No. 1-1401) are incorporated herein by reference:

    1. PECO Energy's Annual Report on Form 10-K for the year ended December 31, 1997; and

    2. PECO Energy's Current Reports on Form 8-K dated January 9, 1998, January 15, 1998, January 22, 1998, January 23, 1998 and
       January 26, 1998.

    Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. PECO ENERGY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS DESCRIBED ABOVE UNDER "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH REQUESTS SHOULD BE DIRECTED TO PECO ENERGY COMPANY, FINANCIAL DIVISION, S21-1, P.O. BOX 8699, PHILADELPHIA, PA 19101, (215) 841-5678.

                                 SUMMARY

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus.


                               RISK FACTORS

    Prospective investors should carefully consider the matters set forth under "Risk Factors."


                               PECO ENERGY

    Incorporated in Pennsylvania in 1929, PECO Energy provides retail electric and natural gas service in southeastern Pennsylvania and, through pilot programs, natural gas service to areas in Maryland and New Jersey. PECO Energy also engages in the wholesale marketing of electricity on a national basis and participates in joint ventures which provide telecommunication services in the Philadelphia area.

    PECO Energy's traditional retail service territory covers 2,107 square miles. Electric service is furnished to an area of 1,972 square miles with a population of approximately 3.6 million, including 1.6 million in the City of Philadelphia. Approximately 94% of the retail electric service area and 64% of retail kilowatthour sales are in the suburbs around Philadelphia, and 6% of the retail service area and 36% of such sales are in the City of Philadelphia. Natural gas service is supplied in a 1,475-square-mile area of southeastern Pennsylvania adjacent to Philadelphia with a population of approximately 1.9 million. Through Horizon Energy, a wholly owned subsidiary of PECO Energy, and PECO Energy/EnergyOne, a franchised energy products brand, PECO Energy participates in Pennsylvania's pilot program for retail competition for generation. For additional information, see "PECO Energy."


                           PECO ENERGY CAPITAL

    PECO Energy Capital is a limited partnership formed in 1994 under the laws of the State of Delaware. All of its general partner interests are owned by PECO Energy Capital Corp., a wholly owned subsidiary of PECO Energy, as the General Partner. As a limited partnership, all of the business and affairs of PECO Energy Capital are managed by the General Partner. PECO Energy Capital was created solely for the purpose of issuing the Preferred Securities and lending the proceeds thereof to PECO Energy, and entering into similar financing arrangements. Such loans are evidenced by the Subordinated Debt Securities issued by PECO Energy in series under the Indenture. The Subordinated Debt Securities are the only assets of PECO Energy Capital and the only revenues of PECO Energy Capital are interest on the Subordinated Debt Securities. The General Partner pays all of PECO Energy Capital's operating expenses and has general liability for all of PECO Energy Capital's obligations.


                                THE TRUST

    PECO Energy Capital Trust III is a statutory business trust recently created under the laws of the State of Delaware. The Trust exists for the sole purpose of issuing the Capital Securities representing the Series D Preferred Securities to be held by the Trust and performing functions directly related thereto. The Trust cannot issue other equity securities or any debt securities. The Series D Preferred Securities will be the only assets of the Trust. All expenses and liabilities of the Trust will be paid by the General Partner; provided that, if the trustee of the Trust (the "Trustee") incurs fees, charges or expenses for which it is not otherwise liable under the Trust Agreement at the election of a holder of Capital Securities or other person, such holder or other person will be liable for such fees, charges and expenses.


                               THE OFFERING

Securities Offered .....$78,105,000 aggregate stated liquidation preference of Capital Securities (liquidation preference $1,000 per Capital Security).

Offering Price .........$1,000 per Capital Security.

General ................Each Capital Security will represent a Series D
                        Preferred Security issued by PECO Energy Capital. Such Series D Preferred Securities will represent an undivided beneficial interest in the assets of PECO Energy Capital. PECO Energy Capital will use the proceeds from the sale of its Series D Preferred Securities to purchase the Series D Subordinated Debt Securities, which mature on __________, 2028 unless redeemed earlier as described under "Series D Preferred Securities Special Event Redemptions."

Distributions ..........The Distributions payable on the Capital Securities will be fixed at a rate per annum of ____% of the stated liquidation preference of $1,000 per Capital Security and will accumulate from the date of original issuance of the Capital Securities and (subject to any Extension Period) will be payable semiannually, in arrears, on ___________ and ___________ of each year, commencing ________,
                        1998.  See "Description of the Capital
                        Securities Distributions."

Option to Extend
  Interest Payment
  Period ...............So long as no Event of Default has occurred and is continuing under the Indenture, PECO Energy will have the right to extend the interest payment period for all Subordinated Debt Securities pursuant to an Extension Period. No Extension Period may exceed
                        60 consecutive months or extend beyond the maturity date of any Subordinated Debt Securities. Distributions on the Capital Securities will be deferred during any Extension Period. See "Description of the Series D Subordinated Debt Securities-Option to Extend Interest Payment
                        Period" and "United States Taxation-Potential Extension of Payment Period."

Liquidation Preference..In the event of the liquidation of PECO Energy
                        Capital, the Trust will distribute to the holders of Capital Securities, after satisfaction of creditors of the Trust as required by law, the amounts received by the Trust from PECO Energy Capital representing the lesser of the Partnership
                        Liquidation Distribution (as defined in "Risk Factors-Rights Under the Series D Guarantee") or the amount of assets of PECO Energy Capital legally available therefor, in either case, in proportion to the respective number of Series D Preferred Securities represented by such Capital Securities. Upon any voluntary or involuntary dissolution or liquidation of PECO Energy Capital, the holders of Series D Preferred Securities will be entitled to receive out of the assets of PECO Energy Capital, after satisfaction of liabilities to creditors and before distribution of assets is made to holders of its general partner interests, the sum of their $1,000 stated liquidation preference and all accumulated and unpaid Distributions to the date of payment. See "Description of the Series D Preferred Securities-Liquidation Distribution."

Redemption of Capital
  Securities ...........The Series D Preferred Securities are not subject to redemption except upon the repayment of the Series D Subordinated Debt Securities at maturity or upon the occurrence of certain Special Events as described in "Description of the Series D Preferred Securities-Mandatory Redemption" and " Special
                        Event Redemptions." The proceeds from any redemption of the Series D Preferred Securities will be used to redeem a like amount of Capital Securities. See "Description of the Capital Securities-Redemption."

The Series D Guarantee..Under the Series D Guarantee, PECO Energy will guarantee payment of accumulated and unpaid semiannual Distributions, amounts payable on redemption and amounts payable upon liquidation with respect to the Series D Preferred Securities, in each case, only to the extent that PECO Energy Capital has funds on hand legally available therefor and payment does not violate applicable law. The Series D Guarantee does not cover payment of Distributions when PECO Energy Capital does not have sufficient funds to pay such Distributions.
                        PECO Energy will, through the Series D Guarantee, the Trust Agreement, the Indenture and the Series D Subordinated Debt Securities taken together, fully, irrevocably and unconditionally guarantee all of PECO Energy Capital's obligations under the Series
                        D Preferred Securities.

Ranking.................The Series D Subordinated Debt Securities will be subordinate and rank junior in right of payment to all Senior Indebtedness of PECO Energy. See "Description of the Series D Subordinated Debt Securities-Subordination." The Guarantee will be subordinate and rank junior in right of payment to all general liabilities of PECO Energy. See "Description of the Guarantee-Status of the Series D Guarantee."

Voting Rights...........Holders of Capital Securities will have limited voting rights. See "Description of the Capital Securities-Voting Rights."

Ratings.................The Capital Securities are expected to be rated Baa2 by Moody's Investors Service, Inc., BBB by
                        Standard and Poor's Rating Services and BBB+ by Fitch IBCA, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

ERISA Considerations....Prospective purchasers should consider the information set forth under "ERISA
                        Considerations."

Use of Proceeds.........It is anticipated that PECO Energy will use the proceeds from the sale of the Series D Subordinated Debt Securities to redeem a series of outstanding Preferred Securities. See "Use of Proceeds."

                               RISK FACTORS

    Prospective purchasers of Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters:

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE SERIES D GUARANTEE AND SERIES D SUBORDINATED DEBT SECURITIES

    PECO Energy's obligations under the Series D Guarantee will be subordinate and junior in right of payment to all general liabilities of PECO Energy and its obligations under the Series D Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness of PECO Energy (as defined under "Description of the Series D Subordinated Debt Securities and the Indenture-Subordination"). At December 31, 1997, the Senior Indebtedness of PECO Energy aggregated approximately $4.678 billion. There are no terms in the Series D Subordinated Debt Securities or the Series D Guarantee that limit PECO Energy's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series D Subordinated Debt Securities and the Series D Guarantee. The Series D Guarantee guarantees payment of accumulated and unpaid semiannual Distributions, amounts payable on redemption and amounts payable on liquidation with respect to the Series D Preferred Securities, in each case, however, only to the extent that PECO Energy Capital has funds on hand legally available therefor and payment thereof does not otherwise violate applicable law. If PECO Energy were to default on its obligation to pay interest or amounts payable on redemption or maturity of the Series D Subordinated Debt Securities, PECO Energy Capital would lack legally available funds for the payment of Distributions or amounts payable on redemption of the Series D Preferred Securities or upon liquidation of PECO Energy Capital, and in such event, the holders of the Capital Securities representing the Series D Preferred Securities would not be able to rely upon the Series D Guarantee for payment of such amounts. Instead, holders of the Capital Securities representing the Series D Preferred Securities would be required to seek enforcement of PECO Energy Capital's rights against PECO Energy pursuant to the terms of the Indenture as provided in "Description of the Series D Preferred Securities-Voting Rights." See "Description of the Series D Guarantee Status of the Series D Guarantee" and "Description of the Series D Subordinated Debt Securities and the Indenture-Subordination."

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

    PECO Energy will have the right under the Indenture to extend the interest payment period on all Subordinated Debt Securities for up to 60 consecutive months, and, as a consequence, semiannual Distributions on the Series D Preferred Securities may be deferred by PECO Energy Capital during any such Extension Period. Distributions in arrears after the semiannual distribution date therefor will accumulate additional Distributions thereon at the rate per annum of _____% thereof. In the event PECO Energy exercises its right to extend the interest payment period on the Subordinated Debt Securities, PECO Energy may not declare dividends on any shares of its capital stock during such Extension Period. See "Description of the Series D Subordinated Debt Securities and the Indenture Option to Extend Interest Payment Period."

    Should an Extension Period occur, a holder of Capital Securities will accrue interest income (as original issue discount) on an economic accrual basis in respect of its pro rata share of the Series D

Preferred Securities held by the Trust. As a result, a holder of Capital Securities will include such interest in gross income for federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "United States Taxation-Taxability of Distributions."

    PECO Energy has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series D Subordinated Debt Securities. However, should PECO Energy exercise such right in the future, the market price of the Capital Securities is likely to be affected. An owner who disposes of Capital Securities during an Extension Period might not receive the same return on investment as an owner who continues to hold Capital Securities. In addition, as a result of the mere existence of PECO Energy's right to defer interest payments on the Series D Subordinated Debt Securities, the market price of the Capital Securities may be more volatile than other securities that are not subject to such deferrals.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION

    Upon the occurrence and continuation of a Tax Event (as defined in "Description of the Series D Preferred Securities-Special Event Redemptions"), the General Partner will have the right to redeem the Series D Preferred Securities, in whole or in part, and upon the occurrence of an Investment Company Event (as defined in "Description of the Series D Preferred Securities-Special Event Redemptions"), the General Partner must redeem the Series D Preferred Securities in whole but not in part, and in either case, cause a mandatory redemption of the Capital Securities at a redemption price equal to the liquidation preference of $1,000 plus accumulated and unpaid Distributions to the date of redemption within 90 days following the occurrence of such Tax Event or Investment Company
Event. A holder of Series D Preferred Securities will recognize gain or loss upon such a redemption for federal income tax purposes to the extent that the liquidation preference differs from such holder's adjusted tax basis for the Series D Preferred Securities. Any accumulated and unpaid Distributions also will be taxable to the extent that such holder has not already taken such Distributions into account. See "United States Taxation-Disposition of the Capital Securities."

RIGHTS UNDER THE SERIES D GUARANTEE

    Under the Series D Guarantee, PECO Energy will agree to pay (i) any accumulated and unpaid Distributions on the Series D Preferred Securities to the extent that PECO Energy Capital has funds on hand legally available therefor, (ii) the redemption price payable with respect to any Series D Preferred Securities called for redemption by PECO Energy Capital to the extent that PECO Energy Capital has funds on hand legally available therefor, and (iii) upon liquidation of PECO Energy Capital, the lesser of
(a) the portion of the Partnership Liquidation Distribution (as defined below) applicable to the Series D Preferred Securities and (b) the amount of assets of PECO Energy Capital legally available for distribution to holders of Series D Preferred Securities in liquidation of PECO Energy Capital. For the purposes hereof, "Partnership Liquidation Distribution" shall mean the stated liquidation preference of all Preferred Securities and all accumulated and unpaid Distributions to the date of payment for such series of Preferred Securities. See "Description of the Series D Guarantee-General." If PECO Energy were to default on its obligation to pay amounts payable on the Series D Subordinated Debt Securities, PECO Energy Capital would lack funds for the payment of Distributions or amounts payable on redemption of the Series D Preferred Securities or upon liquidation of PECO Energy Capital, and, in each such event, holders of Capital Securities would not be able to rely upon the Series D Guarantee for payment of such amounts. The holders of Capital Securities, together with the holders of Series D Preferred Securities other than the Trust, representing not less than 10% aggregate liquidation preference of the Series D Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Series D Guarantee, including the right to direct the General Partner or the Special Representative (as defined under "Description of the Series D Preferred Securities-Voting Rights"), as the case may be. If the General Partner or Special Representative fails to enforce the Series D Guarantee, any holder of the Capital Securities may institute a legal proceeding directly against PECO Energy to enforce its rights under the Series D Guarantee without first instituting a legal proceeding against PECO Energy Capital or any other person or entity. See "Description of the Series D Guarantee-Status of the Series D Guarantee" and "Description of the Series D Subordinated Debt Securities and the Indenture-Subordination."

    The Series D Guarantee will constitute an unsecured obligation of PECO Energy and will rank subordinate and junior in right of payment to all general liabilities of PECO Energy. The Trust Agreement provides that each holder of Capital Securities, by acceptance thereof, agrees to the provisions of the Series D Guarantee, including the subordination provisions thereof.

LIMITED VOTING RIGHTS

    Holders of Capital Securities will have limited voting rights and will only be entitled, together with the other holders of Preferred Securities, to appoint and authorize a Special Representative to enforce PECO Energy Capital's rights against PECO Energy upon the occurrence of the following:
(i) PECO Energy Capital fails to pay Distributions in full on the Preferred Securities for 18 consecutive months; (ii) an Event of Default (as defined in the Indenture) occurs and is continuing; or (iii) PECO Energy is in default on any of its payment obligations under any Payment and Guarantee Agreement issued by PECO Energy for the benefit of the holders of Preferred Securities (a "Guarantee"). See "Description of the Series D Preferred Securities-Voting Rights."

TRADING CHARACTERISTICS OF THE CAPITAL SECURITIES

    The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the Series D Subordinated Debt Securities. An owner of Capital Securities who disposes of Capital Securities between record dates for payments of Distributions will nevertheless be required to include accrued but unpaid interest on the Series D Subordinated Debt Securities through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis of the Capital Securities so disposed. Such owner will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes. See "United States Taxation."

                               PECO ENERGY

    Incorporated in Pennsylvania in 1929, PECO Energy provides retail electric and natural gas service in southeastern Pennsylvania and, through pilot programs, natural gas service to areas in Maryland and New Jersey. PECO Energy also engages in the wholesale marketing of electricity on a national basis and participates in joint ventures which provide telecommunication services in the Philadelphia area.

    PECO Energy's traditional retail service territory covers 2,107 square miles. Electric service is furnished to an area of 1,972 square miles with a population of approximately 3.6 million, including 1.6 million in the City of Philadelphia. Approximately 94% of the retail electric service area and 64% of retail kilowatthour sales are in the suburbs around Philadelphia, and 6% of the retail service area and 36% of such sales are in the City of Philadelphia. Natural gas service is supplied in a 1,475-square-mile area of southeastern Pennsylvania adjacent to Philadelphia with a population of approximately 1.9 million. Through Horizon Energy, a wholly owned subsidiary of PECO Energy, and PECO Energy/EnergyOne, a franchised energy products brand, PECO Energy participates in Pennsylvania's pilot program for retail competition for generation.

    The electric and gas utility industries are both undergoing fundamental restructuring. In 1996, the Federal Energy Regulatory Commission issued Order No. 888 providing for competition in wholesale generation by requiring that all public utilities file non-discriminatory, open-access transmission tariffs. In December 1996, Pennsylvania Governor Ridge signed into law the Electricity Generation Customer Choice and Competition Act (the "Competition Act") which provides for the restructuring of the electric utility industry in Pennsylvania, including retail competition for generation beginning in 1999. At December 31, 1997, the Company discontinued the use of regulatory accounting in its financial statements for its electric generation operations.

DEREGULATION

    Pursuant to the Competition Act, in April 1997, PECO Energy filed with the Pennsylvania Public Utility Commission (the "PUC") a comprehensive restructuring plan detailing its proposal to implement full customer choice of electric generation supplier. PECO Energy's restructuring plan identified $7.5 billion of stranded costs (the loss in value of PECO Energy's electric generation-related assets, which will result from competition). In August 1997, PECO Energy and various intervenors in PECO Energy's restructuring proceeding filed with the PUC a Joint Petition for Partial Settlement (the "Pennsylvania Plan").

    In December 1997, the PUC rejected the Pennsylvania Plan and entered an Opinion and Order, revised in January 1998 (the "PUC Restructuring Order"), that deregulates PECO Energy's electric generation operations. The PUC Restructuring Order authorizes PECO Energy to recover stranded costs of $4.9 billion on a discounted basis, or $5.3 billion on a book-value basis, over 8-1/2 years beginning in 1999. In January 1998, PECO Energy filed appeals of the PUC Restructuring Order with the U.S. District Court for the Eastern District of Pennsylvania (the "Eastern District Court") and the Commonwealth Court of Pennsylvania (the "Commonwealth Court").

    PECO Energy believes that the PUC Restructuring Order provides sufficient details regarding the deregulation of PECO Energy's electric generation operations to require PECO Energy to discontinue the use of regulatory accounting in its financial statements for those operations. PECO Energy determined that at December 31, 1997, $5.8 billion of its $7.1 billion of electric generation assets were impaired and it had $2.6 billion of other electric generation-related regulatory assets. Effective December 31, 1997, PECO Energy recorded an extraordinary charge against income of $3.1 billion ($1.8 billion net of income taxes) to reflect the amount of such electric generation-related assets which will not be recovered from customers either prior to the commencement of competition or under the PUC Restructuring Order.

    On January 25, 1998, PECO Energy's Board of Directors reduced the quarterly common stock dividend from $0.45 per share to $0.25 per share, effective with the dividend payable on March 31, 1998. The Board of Directors concluded that, given the impact of the PUC Restructuring Order, the dividend reduction was necessary to provide PECO Energy with the financial flexibility needed to meet the demands of competition. Although PECO Energy cannot predict the ultimate effect of the PUC Restructuring Order and competition for electric generation services, PECO Energy believes that its future financial condition and results of operations will be adversely affected.

    PECO Energy's mailing address is P.O. Box 8699, Philadelphia, PA 19101, and its telephone number is (215) 841-4000.


                           PECO ENERGY CAPITAL

    PECO Energy Capital is a limited partnership formed in 1994 under the laws of the State of Delaware. All of its general partner interests are owned by PECO Energy Capital Corp., a wholly owned subsidiary of PECO Energy, as the General Partner. As a limited partnership, all of the business and affairs of PECO Energy Capital are managed by the General Partner. PECO Energy Capital was created solely for the purpose of issuing the Preferred Securities and lending the proceeds thereof to PECO Energy, and entering into similar financing arrangements. Such loans are evidenced by the Subordinated Debt Securities issued by PECO Energy in series under the Indenture. The Subordinated Debt Securities are the only assets of PECO Energy Capital and the only revenues of PECO Energy Capital are interest on the Subordinated Debt Securities. The General Partner pays all of PECO Energy Capital's operating expenses and has general liability for all of PECO Energy Capital's obligations. PECO Energy Capital's mailing address is 1013 Centre Road, Suite 350F, Wilmington, DE 19805, and its telephone number is (302) 998-0592.


                                THE TRUST

    PECO Energy Capital Trust III is a statutory business trust recently created under the laws of the State of Delaware. The Trust exists for the sole purpose of issuing the Capital Securities representing the Series D Preferred Securities to be held by the Trust and performing functions directly related thereto. The Trust cannot issue other equity securities or any debt securities. The Series D Preferred Securities will be the only assets of the Trust. All expenses and liabilities of the Trust will be paid by the General Partner, provided that if the Trustee of the Trust incurs fees, charges or expenses for which it is not otherwise liable under the Trust Agreement at the election of a holder of Capital Securities or other person, such holder or other person will be liable for such fees, charges and expenses. The Trust's mailing address is c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, DE 19801, and its telephone number is (302) 888-7539.

                             COVERAGE RATIOS

    PECO Energy's Ratio of Earnings to Fixed Charges for each of the periods indicated was as follows:


                         Years ended December 31,
              ----------------------------------------------
                 1993     1994     1995     1996     1997
                 ----     ----     ----     ----     ----
                 3.15     2.66     3.41     3.29     2.71


    The Ratio of Earnings to Fixed Charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income to which has been added fixed charges and taxes based on income of PECO Energy. Fixed charges consist of interest on funded indebtedness, other interest, amortization of net gain on reacquired debt and net discount on debt and the interest portion of all rentals charged to income.

    PECO Energy's Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for each of the periods indicated was as follows:


                         Years ended December 31,
              ----------------------------------------------
                 1993     1994     1995     1996     1997
                 ----     ----     ----     ----     ----
                 2.67     2.32     3.12     3.04     2.50


    The Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends represents, on a pre-tax basis, the number of times earnings cover fixed charges and preferred stock dividends. Earnings consist of net income to which has been added fixed charges and taxes based on income of PECO Energy. Combined fixed charges and preferred stock dividends consist of interest on funded indebtedness, other interest, amortization of net gain on reacquired debt and net discount on debt, preferred stock dividends (increased to reflect the pre-tax earnings required to cover such dividend requirements) and the interest portion of all rentals charged to income.

    For purposes of calculating the 1997 ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends, net income does not reflect the extraordinary charge against income of $3.1 billion ($1.8 billion net of income taxes). See "PECO Energy."

                           ACCOUNTING TREATMENT

    The financial statements of PECO Energy Capital will be consolidated with PECO Energy's financial statements, with the Series D Preferred Securities shown on PECO Energy's consolidated financial statements as "Company Obligated Mandatorily Redeemable Preferred Securities of a Partnership, which holds Solely Subordinated Debentures of the Company." PECO Energy's financial statements will include a footnote that discloses, among other things, that the sole asset of PECO Energy Capital consists of Subordinated Debt Securities and will specify the principal amount, interest rate and maturity date of each series of Subordinated Debt Securities.


                             USE OF PROCEEDS

    The net proceeds from the sale of Capital Securities will be used by the Trust to purchase the Series D Preferred Securities from PECO Energy Capital. PECO Energy Capital will lend the proceeds from the sale of the Series D Preferred Securities, plus the capital contribution made by the General Partner, to PECO Energy, which loan will be evidenced by the Series D Subordinated Debt Securities. These funds will be used by PECO Energy in connection with its redemption of $78,104,575 aggregate liquidation value of Trust Receipts of PECO Energy Capital Trust I, each representing an 8.72% Cumulative Monthly Income Preferred Security, Series B of PECO Energy Capital.


                  DESCRIPTION OF THE CAPITAL SECURITIES

    The following is a summary of certain terms and provisions of the Capital Securities and the Trust Agreement. Reference is made to the Trust Agreement which is an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

    The Capital Securities will be issued by the Trust pursuant to the Trust Agreement. Each Capital Security will represent a Series D Preferred Security, with a stated liquidation preference of $1,000. The Capital Securities will be issued in book-entry form through DTC or such other depository at which PECO Energy may have established an account. Capital Securities may be exchanged for the underlying Series D Preferred Securities as described under "-Withdrawal of Series D Preferred Securities."

    The Trust is a statutory business trust created under the Delaware Business Trust Act. The Trustee will hold the Series D Preferred Securities deposited in the Trust for the benefit of the holders of the Capital Securities. The Trust Agreement provides that, to the fullest extent permitted by law, without the need for any other action of any person, including the Trustee and any other holder of Capital Securities, each holder of Capital Securities shall be entitled to enforce in the name of the Trust the Trust's rights under the Series D Preferred Securities represented by the Capital Securities held by such holder.

    It is anticipated that the assets of the Trust available for distribution to the holders of the Capital Securities will be limited to payments from PECO Energy Capital under the Series D Preferred

Securities, which payments by PECO Energy Capital will be limited to payments from PECO Energy on the Series D Subordinated Debt Securities. See "Description of the Series D Subordinated Debt Securities and the Indenture." If PECO Energy fails to make a payment on the Series D Subordinated Debt Securities or if PECO Energy Capital fails to make a Distribution on the Series D Preferred Securities, the Trust will not have sufficient funds to make related payments, including Distributions, on the Capital Securities.

DISTRIBUTIONS

    Each Capital Security will represent a Series D Preferred Security of PECO Energy Capital, and Distributions on the Capital Securities will be made concurrently with Distributions on the Series D Preferred Securities. Distributions on the Series D Preferred Securities will be cumulative and will accumulate from the date of original issuance at the annual rate of ____% of the liquidation preference of $1,000 per Series D Preferred Security. Distributions will be payable semiannually in arrears on __________ and __________ of each year, commencing __________, 1998.
Distributions in arrears after the semiannual payment date therefor will accumulate additional Distributions (to the extent permitted by law) compounded semiannually at the annual rate of ____% thereof. The term "Distributions," as used herein, shall include any such additional Distributions. The amount of Distributions payable for any period will be compounded on the basis of a 360-day year of twelve 30-day months.

    Whenever the Trust shall receive any cash Distribution representing a semiannual Distribution on the Series D Preferred Securities (whether or not distributed by PECO Energy Capital on the regular semiannual Distribution date therefor) or payment under the Series D Guarantee in respect thereof, the Trust shall distribute such amounts to the holders of the Capital Securities in proportion to the respective number of Series D Preferred Securities represented by such Capital Securities. Under the Indenture, PECO Energy shall have the right at any time, so long as an Event of Default under the Indenture has not occurred and is continuing, to extend the interest payment period for all Subordinated Debt Securities for up to 60 consecutive months; provided that, no Extension Period shall extend beyond the stated maturity date or date of redemption of any series of Subordinated Debt Securities. At the end of the Extension Period, PECO Energy shall pay all interest then accrued and payable on the Series D Subordinated Debt Securities (together with interest thereon to the extent permitted by applicable law at the rate per annum borne by the Series D Subordinated Debt Securities). During any Extension Period, no Distributions will be made on the Series D Preferred Securities represented by the Capital Securities; however, all accrued and payable Distributions (together with any applicable Distributions on such Distributions) shall be paid at the end of any such Extension Period. See "Description of the Series D Subordinated Debt Securities and the Indenture-Option to Extend Interest Payment Period."

REDEMPTION OF CAPITAL SECURITIES

    The Capital Securities will be subject to mandatory redemption upon redemption of the Series D Preferred Securities. Whenever PECO Energy Capital shall elect or is required to redeem the Series D Preferred Securities in accordance with the Amended and Restated Limited Partnership Agreement of PECO Energy Capital, dated as of July 25, 1994, as amended (the "Partnership Agreement"), and as provided under "Description of the Series D Preferred Securities-Special Event Redemptions," PECO Energy Capital shall give the Trustee at least 40 days' prior notice thereof. The Trustee will mail the notice of redemption not less than 30 nor more than 60 days prior to the date fixed for redemption of the

Series D Preferred Securities and the Capital Securities to the holders of the Capital Securities. On the date of redemption of the Series D Preferred Securities, provided that PECO Energy Capital (or PECO Energy pursuant to the Series D Guarantee) shall have deposited with the Trust the aggregate amount payable upon redemption of all Series D Preferred Securities held by the Trust to be redeemed, the Trust shall redeem Capital Securities representing the same number of such Series D Preferred Securities redeemed by PECO Energy Capital at the same redemption price at which such Series D Preferred Securities are redeemed. In the event that fewer than all the outstanding Capital Securities are redeemed, the Capital Securities to be redeemed shall be selected by lot or pro rata or other equitable method determined by the Trustee. Under the Trust Agreement, PECO Energy Capital will agree that if a partial redemption of the Series D Preferred Securities would result in a delisting of the Capital Securities from any national exchange on which the Capital Securities are then listed, PECO Energy Capital will only redeem the Series D Preferred Securities in whole.

PAYMENTS ON LIQUIDATION OF PECO ENERGY CAPITAL

    Upon receipt by the Trust of any distribution from PECO Energy Capital upon liquidation of PECO Energy Capital (or payment by PECO Energy under the Series D Guarantee in respect thereof), after satisfaction of creditors of the Trust as required by applicable law, the Trustee shall distribute to the holders of the Capital Securities such amounts in proportion to the respective number of Series D Preferred Securities represented by such Capital Securities.

WITHDRAWAL OF SERIES D PREFERRED SECURITIES

    Any beneficial owner of Capital Securities may withdraw all, but not less than all, of the Series D Preferred Securities represented by such Capital Securities by providing a written notice and agreement to be bound by the terms of the Partnership Agreement to the Trustee, with evidence of beneficial ownership in form satisfactory to the Trustee. Within a reasonable period after such request has been made, the Trustee shall instruct DTC to reduce the number of Capital Securities represented by the global certificate held by DTC by the amount equal to the number of Capital Securities to be so withdrawn by the withdrawing owner, PECO Energy Capital shall issue to the withdrawing owner a certificate representing the number of Series D Preferred Securities so withdrawn and the Trustee shall reduce the number of Series D Preferred Securities represented by the global certificate held by the Trust by a like amount; provided that, PECO Energy Capital shall not issue any fractional number of Series D Preferred Securities. The Series D Preferred Securities will only be issued in certificated form.

    Any holder of Series D Preferred Securities may redeposit withdrawn Series D Preferred Securities by delivery to the Trustee of a certificate or certificates for the Series D Preferred Securities to be deposited, properly endorsed or accompanied, if required by the Trustee, by a properly executed instrument of transfer or endorsement in form satisfactory to the Trustee and in compliance with the terms of the Partnership Agreement, together with all such certifications as may be required by the Trustee in its sole discretion and in accordance with the provisions of the Trust Agreement. Within a reasonable period after such deposit is properly made, the Trustee shall instruct DTC to increase the number of Capital Securities represented by the global certificate held by DTC by an amount equal to the Series D Preferred Securities to be deposited. The Capital Securities will not be issued in certificated form.

VOTING RIGHTS

    If the holders of the Preferred Securities, acting as a single class, are entitled to appoint and authorize a Special Representative pursuant to the Partnership Agreement, the Trustee shall notify the holders of the Capital Securities of such right, request direction of each holder of a Capital Security as to the appointment of a Special Representative and vote the Series D Preferred Securities represented by such Capital Security in accordance with such direction. If the General Partner fails to convene a general meeting of PECO Energy Capital as required in the Partnership Agreement, the Trustee shall notify the holders of the Capital Securities and, if so directed by the holders of the Capital Securities representing
(i) Preferred Securities constituting at least 10% of the aggregate stated liquidation preference of the outstanding Preferred Securities or (ii) Series D Preferred Securities constituting 10% of the aggregate stated liquidation preference of Series D Preferred Securities, shall convene such meeting. Under the Trust Agreement, PECO Energy Capital will agree that without the consent of the holders of 66-2/3% in liquidation amount of the Capital Securities, it may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity if, as a result, the Capital Securities would be delisted by any national securities exchange or other organization on which the Capital Securities may be listed, downgraded by any "nationally recognized statistical rating organization," as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended (the "Securities Act") or the holders thereof would recognize any gain or loss for federal income tax purposes as a result of such consolidation, amalgamation, merger, conveyance or transfer.

    Upon receipt of notice of any meeting at which the holders of Series D Preferred Securities are entitled to vote, the Trustee shall, as soon as practicable thereafter, mail to the holders of Capital Securities a notice, which shall be provided by the General Partner and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Capital Securities will be entitled, subject to any applicable provision of law, to instruct the Trustee as to the exercise of the voting rights pertaining to the amount of Series D Preferred Securities represented by their respective Capital Securities, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Capital Security, the Trustee shall vote or cause to be voted the number of Series D Preferred Securities represented by such Capital Securities in accordance with the instructions set forth in such request.

AMENDMENT AND TERMINATION OF TRUST AGREEMENT

    PECO Energy Capital or the General Partner, and the Trustee, may, at any time and from time to time enter into one or more agreements supplemental to the Trust Agreement without the consent of the holders of the Capital Securities: (i) to evidence the succession of another partnership, corporation or other entity to PECO Energy Capital or the General Partner and the assumption by any such successor of the covenants of PECO Energy Capital or the General Partner in the Trust Agreement; (ii) to add to the covenants of PECO Energy Capital or the General Partner for the benefit of the holders of the Capital Securities, or to surrender any right or power herein conferred upon PECO Energy Capital or the General Partner; (iii) to correct or supplement any provision in the Trust Agreement which may be defective or inconsistent with any other provision therein or to make any other provisions with respect to matters or questions arising under the Trust Agreement; provided that, any such action shall not materially adversely affect the interests of the holders of Capital Securities; or (iv) to cure any ambiguity or correct any mistake. Any other amendment of the Trust Agreement must be approved by the holders of 66-2/3% of the Capital Securities.

    The Trust Agreement will terminate upon the redemption of the Capital Securities or a final distribution in respect of the Series D Preferred Securities and such distribution has been delivered to the holders of the Capital Securities. In addition, PECO Energy Capital may instruct the Trustee to dissolve the Trust and distribute the Series D Preferred Securities on a pro rata basis to the holders of Capital Securities if the Trust, at any time, is subject to federal income tax with respect to interest received on its allocable share of interest on the Series D Subordinated Debt Securities received by PECO Energy Capital, the Trust is subject to more than a de minimis amount of other taxes, duties or governmental charges, or a Change in 1940 Act Law (as defined in "Series D Preferred Securities-Special Event Redemptions") has occurred, to the effect that the Trust is or will be considered an "Investment Company" which is required to be registered under the 1940 Act (as defined in "Series D Preferred Securities-Special Event Redemptions"), which Change in 1940 Act Law becomes effective on or after the date of the issuance of the Capital Securities. See "United States Taxation-Withdrawal or Distribution of Series D Preferred Securities."

EXPENSES OF THE TRUST

    All charges or expenses of the Trust, including the charges and expenses of the Trustee, will be paid by the General Partner; provided that, if the Trustee incurs fees, charges or expenses for which it is not otherwise liable under the Trust Agreement, at the election of a holder of Capital Securities or other person, such holder or other person will be liable for such fees, charges and expenses.

RESIGNATION AND REMOVAL OF THE TRUSTEE

    The Trust shall at all times have a Trustee which is a bank that has its principal place of business in the State of Delaware having a combined capital and surplus of $50,000,000. If the Trustee ceases to be eligible, it will resign.

    The Trustee may at any time resign as trustee under the Trust Agreement by notice of its election to do so delivered to PECO Energy Capital and the General Partner, such resignation to take effect upon the appointment of a successor trustee and its acceptance of such appointment as hereinafter provided. The Trustee may at any time be removed by PECO Energy Capital by notice of such removal delivered to the Trustee, such removal to take effect upon the appointment of a successor trustee and its acceptance of such appointment.

    In case at any time the Trustee shall resign or be removed, PECO Energy Capital shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor trustee, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the State of Delaware and having a combined capital and surplus of at least $50,000,000.

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

    DTC will initially act as securities depositary for all of the Capital Securities. The Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee) as the holder thereof. One or more fully registered global securities will be issued for the Capital Securities and will be deposited with DTC. The Capital Securities will not be available in certificated form.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

    Purchases of Capital Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

    To facilitate subsequent transfers, all Capital Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Capital Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial

Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to DTC. If less than all of the Capital Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote with respect to the Capital Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Redemption proceeds and Distributions on the Capital Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the Trustee on behalf of the Trust on any Distribution or other payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, PECO Energy, PECO Energy Capital or the Trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and Distributions to Cede & Co. shall be the responsibility of the Trustee on behalf of the Trust, disbursement of such payments to Direct Participants shall be the responsibility of Cede & Co. and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to the Capital Securities at any time by giving reasonable notice to the Trustee and PECO Energy. Under such circumstances, in the event that a successor securities depository is not obtained, physical certificates representing Capital Securities are required to be printed and delivered.

    PECO Energy, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, physical certificates representing Capital Securities will be printed and delivered.

    In the event that the book-entry-only system is discontinued, the Trustee shall keep the registration books for such Capital Securities at its corporate trust office in Delaware. Such Capital Securities may be transferred or exchanged for one or more Capital Securities upon surrender thereof at the corporate trust office of the Trustee in Delaware by the holders or their duly authorized attorneys or legal representatives. Upon surrender of any Capital Securities to be transferred or exchanged, the Trustee shall record the transfer or exchange in the registration books and shall deliver new Capital Securities appropriately registered. The Trustee shall not be required to register the transfer of any Capital Securities that have been called for redemption on or after the liquidation date of PECO Energy Capital. The Trust and the Trustee shall be entitled to treat the holders of the Capital Securities, as their names appear in the registration books, as the owners of those Capital Securities for all purposes under the Trust Agreement.

    The information set forth above concerning DTC and DTC's book-entry system has been obtained from sources that PECO Energy Capital and PECO Energy believe to be accurate, but PECO Energy Capital and PECO Energy assume no responsibility for the accuracy thereof. None of the Trustee, the Trust, PECO Energy Capital nor PECO Energy has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


             DESCRIPTION OF THE SERIES D PREFERRED SECURITIES

    The following is a summary of certain terms and provisions of the Series D Preferred Securities represented by the Capital Securities. Reference is made to the Partnership Agreement which is an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

    Under the Partnership Agreement, PECO Energy Capital is authorized to issue two classes of partner interests: the Preferred Securities representing limited partner interests, including the Series D Preferred Securities, and general partner interests. All of the general partner interests of PECO Energy Capital are owned by the General Partner, which is a wholly owned subsidiary of PECO Energy. All of the Preferred Securities issued by PECO Energy Capital will be of equal rank in participation in the profits and assets and income of PECO Energy Capital. The Partnership Agreement authorizes the General Partner to establish series of Preferred Securities having such designations, rights, privileges, restrictions and other terms and provisions as the General Partner may determine. Distributions on all series of Preferred Securities must be paid in full before the General Partner may participate in the profits or assets of PECO Energy Capital.

DISTRIBUTIONS

    The Series D Preferred Securities will be entitled to Distributions out of funds on hand legally available therefor held by PECO Energy Capital at the annual rate of ____% of the stated liquidation preference of $1,000, payable semiannually in arrears on ____________ and ____________ of each year. Distributions on the Series D Preferred Securities will be cumulative, will accrue from the original date of issuance, and, except as otherwise described below, will be payable semiannually in arrears commencing on ____________, 1998. Distributions in arrears after the semiannual payment date therefor will accumulate additional Distributions thereon at the rate of ____% per annum. PECO Energy Capital has previously issued Cumulative Monthly Income Preferred Securities, Series A, Series B and Series C, which have an aggregate stated liquidation preference of $221,250,000, $78,104,575 and $50,000,000, respectively. PECO Energy intends to use the proceeds from the sale of its Series D Subordinated Debt Securities to PECO Energy Capital to redeem its 8.72% Deferrable Interest Subordinated Debentures, Series B and thereby cause a mandatory redemption of PECO Energy Capital's 8.72% Cumulative Monthly Income Preferred Securities, Series B.

    The General Partner may make distributions on the general partner interests of PECO Energy Capital only after payment in full of all Distributions accrued on the Series D Preferred Securities and any other outstanding Preferred Securities of PECO Energy Capital.

    PECO Energy has the right under the Indenture to extend the interest payment period from time to time on all Subordinated Debt Securities to a period not exceeding 60 consecutive months; provided that, such Extension Period shall not extend beyond the stated maturity date or redemption date of any series of Subordinated Debt Securities, including the Series D Subordinated Debt Securities. As a consequence, semiannual Distributions on the Series D Preferred Securities would be deferred (but would continue to accumulate with Distributions thereon) by PECO Energy Capital during any such Extension Period. In the event that PECO Energy exercises its right to extend the interest payment period on the Subordinated Debt Securities, PECO Energy may not declare or pay dividends on, or redeem, purchase or acquire, any of its capital stock during the Extension Period. PECO Energy Capital and PECO Energy currently believe that the extension of an interest payment period is unlikely. Prior to the termination of any such Extension Period, PECO Energy may further extend the interest payment period;
provided that, such Extension Period together with all such previous and further extensions thereof may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due on all series of Subordinated Debt Securities, PECO Energy may elect to extend the interest payment period again, subject to the above requirements. Following an Extension Period of 18 consecutive months, the holders of Preferred Securities, including the Series D Preferred Securities, shall have the right to appoint a Special Representative to enforce PECO Energy Capital's rights against PECO Energy under the Subordinated Debt Securities and the Indenture and the obligations of PECO Energy under the Guarantees. See "-Voting Rights," "Risk Factors" and "Description of the Series D Subordinated Debt Securities and the Indenture-Option to Extend Interest Payment Period" and "-Interest."

    Distributions on the Series D Preferred Securities must be paid by PECO Energy Capital to the extent that PECO Energy Capital has funds on hand legally available therefor. It is anticipated that the funds available for distribution by PECO Energy Capital will be limited to payments received by PECO Energy Capital in respect of the Series D Subordinated Debt Securities. See "Description of the Series D Subordinated Debt Securities and the Indenture."

    The amount of Distributions payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. Distributions on the Series D Preferred Securities will be made to the holders thereof as they appear on the books and records of PECO Energy Capital on the relevant record dates, which will be __________ and __________. If any date on which Distributions are payable on the Series D Preferred Securities is not a business day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay). The term "business day," as used in relation to the Series D Preferred Securities, shall mean any day other than a day on which banking institutions in the City of New York or the State of Delaware are authorized or required by law to close.

CERTAIN RESTRICTIONS ON PECO ENERGY CAPITAL

    If distributions have not been paid in full on any series of Preferred Securities of PECO Energy Capital, PECO Energy Capital shall not: (i) pay any distributions on any other series of Preferred Securities, unless the amount of any distributions paid on any Preferred Securities is paid on all Preferred Securities then outstanding on a pro rata basis in proportion to the full distributions to which each series of Preferred Securities would be entitled if paid in full; (ii) pay any distribution on the general partner interests; or (iii) redeem, purchase or otherwise acquire any Preferred Securities or the general partner interests; until, in each case, such time as all accumulated and unpaid distributions on all series of Preferred Securities shall have been paid in full for all prior distribution periods.

MANDATORY REDEMPTION

    The Series D Preferred Securities will be subject to mandatory redemption upon the repayment by PECO Energy of the Series D Subordinated Debt Securities at maturity, at $1,000 per Series D Preferred Security, plus accumulated and unpaid Distributions (whether or not declared), if any, to the date fixed for redemption (the "Redemption Price").

    The Series D Preferred Securities will not be entitled to any sinking fund.

SPECIAL EVENT REDEMPTIONS

    If a Tax Event (as defined below) shall occur and be continuing, the Series D Preferred Securities will be subject to redemption, at the option of the General Partner, in whole or in part at the Redemption Price within 90 days following the occurrence of such Tax Event. "Tax Event" means that PECO Energy Capital shall have received an opinion of counsel (which may be regular counsel to PECO Energy or an affiliate but not an employee thereof) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such interpretation or pronouncement is announced on or after the date of issuance of the Series D Preferred Securities, there is more than an insubstantial risk that (i) PECO Energy Capital is subject to federal income tax with respect to interest received on the Series D Subordinated Debt Securities or PECO Energy Capital will otherwise not be taxed as a partnership, (ii) interest payable by PECO Energy on the Series D Subordinated Debt Securities will not be deductible for federal income tax purposes or (iii) PECO Energy Capital is subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    If an Investment Company Event (as defined below) shall occur and be continuing, the Series D Preferred Securities will be subject to mandatory redemption in whole at the Redemption Price within 90 days following the occurrence of such Investment Company Event. "Investment Company Event" means the occurrence of a change in law or regulation or a change in official interpretation of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that PECO Energy Capital is or will be considered an "Investment Company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of the issuance of the Series D Preferred Securities; provided that, no Investment Company Event shall be deemed to have occurred if PECO Energy Capital has received an opinion of counsel (which may be regular counsel to PECO Energy or any affiliate but not an employee thereof) experienced in such matters, to the effect that PECO Energy Capital and/or PECO Energy has taken reasonable measures, in its discretion, to avoid such Change in 1940 Act Law so that notwithstanding such Change in 1940 Act Law, PECO Energy Capital is not required to be registered as an "Investment Company" within the meaning of the 1940 Act.

REDEMPTION PROCEDURES

    PECO Energy Capital may not redeem any Series D Preferred Securities unless all accumulated and unpaid Distributions have been paid on all Series D Preferred Securities for all semiannual Distribution periods terminating on or prior to the date of redemption.

    Notice of any redemption of the Series D Preferred Securities will be given by PECO Energy Capital by mail or delivery to each record holder of Series D Preferred Securities to be redeemed not fewer than 30, nor more than 60 days prior to the date fixed for redemption thereof (at least 40 days' prior for notice to the Trust). A notice of redemption shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, or on the date it was delivered in person, receipt acknowledged to the holders of such Series D Preferred Securities. Notices of redemption shall be addressed to the record holders of the Series D Preferred Securities at the addresses of the holders appearing in the books and records of PECO Energy Capital.

    If notice of redemption shall have been given and payment shall have been made by PECO Energy Capital to the Trust and any other holder of Series D Preferred Securities, then, upon the date of such payment, all rights of owners of the Series D Preferred Securities so called for redemption will cease. In the event that any date fixed for redemption of Series D Preferred Securities is not a business day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that if such business day falls in the next succeeding calendar year, such payment will be made on the immediately preceding business day (in each case with the same force and effect as if made on such day).

LIQUIDATION DISTRIBUTION

    In the event of any voluntary or involuntary dissolution and liquidation of PECO Energy Capital, the holders of the Preferred Securities will be entitled to receive out of the assets of PECO Energy Capital, after satisfaction of liabilities to creditors as required by Delaware law and before any distribution of assets is made to holders of its general partner interests, the lesser of the Partnership Liquidation Distribution or the amount of assets of PECO Energy Capital legally available for distribution to the holders of Preferred Securities. All assets of PECO Energy Capital remaining after payment thereof will be distributed to the General Partner. If, upon such liquidation, the Partnership Liquidation Distribution can be paid only in part because PECO Energy Capital has insufficient assets available to pay in full the aggregate Partnership Liquidation Distribution on all Preferred Securities, then the amounts payable on each series of Preferred Securities shall be paid on a pro rata basis, in proportion to the full Partnership Liquidation Distribution to which each series of Preferred Securities would be otherwise entitled.

    Pursuant to the Partnership Agreement, PECO Energy Capital shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events: (i) upon the expiration of PECO Energy Capital in 2093; (ii) upon the withdrawal, removal or bankruptcy of the General Partner or the occurrence of any other event that under applicable law causes PECO Energy Capital Corp. to cease to be the General Partner, except for a transfer to a permitted successor of the General Partner or as otherwise provided in the Partnership Agreement; (iii) the entry of a decree of judicial dissolution; or

(iv) the written consent of the General Partner and all of the holders of the Preferred Securities. Upon such dissolution, PECO Energy is required to redeem all series of Subordinated Debt Securities to fund the Partnership Liquidation Distribution.

    The amount per share payable on the Series D Preferred Securities in the event of any voluntary or involuntary liquidation of PECO Energy Capital is $1,000 plus accumulated and unpaid Distributions.

MERGER, CONSOLIDATION, ETC. OF PECO ENERGY CAPITAL

    PECO Energy Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except with the approval of the General Partner and the holders of 66-2/3% in aggregate stated liquidation preference of the outstanding Preferred Securities or as otherwise described below. The General Partner may, without the consent of the holders of the Preferred Securities, cause PECO Energy Capital to consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a corporation, a limited liability company or a limited partnership, a trust or other entity organized as such under the laws of any state of the United States of America or the District of Columbia; provided that, (i) such successor entity either (x) expressly assumes all of the obligations of PECO Energy Capital under the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, as regards to participation in the profits and assets of the successor entity, at least as high as the Preferred Securities rank, as regards to participation in the profits and assets of PECO Energy Capital, (ii) PECO Energy confirms its obligations under the Guarantees with regard to the Successor Securities, if any, (iii) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease does not cause any series of Preferred Securities or Successor Securities to be delisted by any national securities exchange or other organization on which such series of Preferred Securities may be listed, (iv) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease does not cause the Preferred Securities or Successor Securities to be downgraded by any "nationally recognized statistical rating organization," as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act, (v) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease does not adversely affect the powers, preferences and other special rights of holders of Preferred Securities or Successor Securities in any material respect, (vi) such successor entity has a purpose substantially identical to that of PECO Energy Capital and (vii) prior to such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease, PECO Energy has received an opinion of counsel (which may be regular tax or other counsel to PECO Energy or an affiliate, but not an employee thereof) experienced in such matters to the effect that (w) holders of outstanding Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease, (x) such successor entity will be treated as a partnership for federal income tax purposes, (y) following such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease, PECO Energy and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (z) such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease will not adversely affect the limited liability of holders of Preferred Securities or Successor Securities.

VOTING RIGHTS

    Except as provided below and under "-Merger, Consolidation, etc. of PECO Energy Capital" and "Description of the Series D Guarantee-Amendments" and as otherwise required by law and the Partnership Agreement, the holders of the Series D Preferred Securities have no voting rights.

    If (i) PECO Energy Capital fails to pay distributions in full on the Preferred Securities for 18 consecutive months, (ii) an Event of Default (as defined in the Indenture) occurs and is continuing, or (iii) PECO Energy is in default on any of its payment obligations under any Guarantee, then the holders of the Preferred Securities, acting as a single class, will be entitled by a vote of the majority of the aggregate stated liquidation preference of the outstanding Preferred Securities to appoint a special representative (the "Special Representative") to enforce PECO Energy Capital's rights against PECO Energy under the Subordinated Debt Securities and the Indenture and the obligations undertaken by PECO Energy under the Guarantees issued in conjunction with the issuance of the Preferred Securities, including, after failure to pay distributions for 60 consecutive months on the Preferred Securities, the payment of distributions on the Preferred Securities. The Special Representative shall not be admitted as a partner of PECO Energy Capital or otherwise be deemed a partner of PECO Energy Capital and shall have no liability for the debts, obligations or liabilities of PECO Energy Capital.

    For purposes of determining whether PECO Energy Capital has failed to pay distributions in full for 18 consecutive months, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions on all Preferred Securities have been or contemporaneously are paid with respect to all distribution periods for such Preferred Securities terminating on or prior to the date of payment of such full cumulative distributions. Subject to the requirements of applicable law, not later than 30 days after such right to appoint the Special Representative, the General Partner will convene a general meeting for the above purpose. If the General Partner fails to convene such meeting within such 30-day period, the holders of 10% of the aggregate stated liquidation preference of (i) the Preferred Securities or
(ii) the Series D Preferred Securities will be entitled to convene such meeting. The provisions of the Partnership Agreement relating to the convening and conduct of the general meetings of security holders will apply with respect to any such meeting. Any Special Representative so appointed shall vacate office immediately if PECO Energy Capital (or PECO Energy pursuant to a Guarantee) shall have paid in full all accumulated and unpaid distributions on the Preferred Securities or such Event of Default under the Indenture or default under the Guarantee or breach, as the case may be, shall have been cured. Notwithstanding the appointment of any such Special Representative, PECO Energy retains all rights under the Indenture, including the right to extend the interest payment period on the Subordinated Debt Securities.

    If any proposed amendment to the Partnership Agreement provides for, or the General Partner otherwise proposes to effect, any action which would materially adversely affect the powers, preferences or special rights attached to any series of Preferred Securities, whether by way of amendment to the Partnership Agreement or otherwise, then the holders of such series of Preferred Securities will be entitled to vote on such amendment or action of the General Partner (but not on any other amendment or action) and, in the case of an amendment or action which would equally adversely affect the rights or preferences of any other Preferred Securities, such Preferred Securities shall vote together as a class on such amendment or action of the General Partner (but not on any other amendment or action), and such amendment or action shall not be effective except with the approval of the holders of not less than 66-2/3% of the aggregate stated liquidation preference of such series of Preferred Securities. Except in certain circumstances described under "-Liquidation Distribution," PECO Energy Capital will be dissolved and wound up only with the consent of the holders of all Preferred Securities then outstanding as well as the General Partner.

    The powers, preferences or special rights attached to any Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation or issue of, any additional series of Preferred Securities or additional general partner interests. Holders of Preferred Securities have no preemptive rights.

    So long as any series of Subordinated Debt Securities are held by PECO Energy Capital, the General Partner, unless so directed by the Special Representative, shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the holder of the Subordinated Debt Securities or the Trustee under the Indenture (the "Indenture Trustee"), or executing any trust or power conferred on the Indenture Trustee, (ii) waive any past default which is available under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least 66-2/3% in aggregate stated liquidation preference of all series of Preferred Securities affected thereby, acting as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of all series of Preferred Securities affected thereby. The General Partner shall not revoke any action previously authorized or approved by a vote of any series of Preferred Securities. The General Partner shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to any series of Subordinated Debt Securities.

    Any required approval of holders of Preferred Securities may be given at a separate meeting of such holders convened for such purposes, at a meeting of all partners of PECO Energy Capital or pursuant to written consent. PECO Energy Capital will cause a notice of any meeting at which holders of any series of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of such series of Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken,
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

    The holders of the Preferred Securities will have no rights to remove or replace the General Partner.

MISCELLANEOUS

    The General Partner is authorized and directed to use its best efforts to manage the affairs of PECO Energy Capital in such a way that PECO Energy Capital would not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that all series of Subordinated Debt Securities will be treated as indebtedness of PECO Energy for federal income tax purposes. In this connection, the General Partner is authorized to take any action not inconsistent with applicable law, the Certificate of Limited Partnership of PECO Energy Capital or the Partnership Agreement, and that does not materially adversely affect the interests of holders of Preferred Securities, that the General Partner determines in its discretion to be necessary or desirable for such purposes.

    PECO Energy Capital may not borrow money or issue debt or mortgage or pledge any of its assets.


                  DESCRIPTION OF THE SERIES D GUARANTEE

    The following is a summary of certain provisions of the Series D Guarantee which will be executed and delivered by PECO Energy concurrently with the issuance of the Series D Preferred Securities. Reference is made to the Series D Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

    Under the Series D Guarantee, PECO Energy will agree to pay (i) any accumulated and unpaid Distributions on the Series D Preferred Securities to the extent that PECO Energy Capital has funds on hand legally available therefor, (ii) the Redemption Price payable with respect to any Series D Preferred Securities called for redemption by PECO Energy Capital (as described under "Series D Preferred Securities-Mandatory Redemption" and "-Special Event Redemptions") to the extent that PECO Energy Capital has funds on hand legally available therefor and (iii) upon a liquidation of PECO Energy Capital, the lesser of (a) the portion of the Partnership Liquidation Distribution applicable to the Series D Preferred Securities and (b) the amount of assets of PECO Energy Capital legally available for distribution to holders of Series D Preferred Securities in liquidation of PECO Energy Capital (collectively, the "Guarantee Payments"). PECO Energy will agree to pay the Guarantee Payments, as and when due (except to the extent paid by PECO Energy Capital), to the fullest extent permitted by law, regardless of any defense, right of setoff or counterclaim which PECO Energy may have or assert against PECO Energy Capital, the General Partner, the Trust or the Trustee. PECO Energy's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by PECO Energy to the holders of Series D Preferred Securities or by causing PECO Energy Capital to pay such amounts to such holders.

STATUS OF THE SERIES D GUARANTEE

    The Series D Guarantee will constitute an unsecured obligation of PECO Energy and will rank subordinate and junior in right of payment to all general liabilities of PECO Energy.

    The Series D Guarantee will constitute a guarantee of payment and not of collection. The Series D Guarantee will be held by the General Partner for the benefit of the holders of the Series D Preferred Securities. In the event of the appointment of a Special Representative, the Special Representative may enforce the Series D Guarantee. If no Special Representative has been appointed to enforce the Series D Guarantee, the General Partner will have the right to enforce the Series D Guarantee on behalf of the holders of the Series D Preferred Securities. The holders of Capital Securities, together with the holders of the Series D Preferred Securities other than the Trust, representing not less than 10% in aggregate stated liquidation preference of the Series D Preferred Securities will have the right to direct the time, method and place of conducting any proceeding to enforce any remedy available in respect of the Series D Guarantee, including the giving of directions to the General Partner or the Special Representative, as the case may be. If the General Partner or the Special Representative fails to enforce the Series D Guarantee as above provided, any holder of Capital Securities representing Series D Preferred Securities, and any holder of Series D Preferred Securities other than the Trust, may institute a legal proceeding directly against PECO Energy to enforce its rights under the Series D Guarantee without first instituting a legal proceeding against PECO Energy Capital or any other person or entity. The Series D Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by PECO Energy Capital and by complete performance of all obligations of PECO Energy contained in the Series D Guarantee.

RELATIONSHIP AMONG SERIES D GUARANTEE, SERIES D SUBORDINATED DEBT
SECURITIES AND SERIES D PREFERRED SECURITIES

    In addition to the obligations of PECO Energy under the Series D Guarantee, the Indenture provides that PECO Energy shall cause the General Partner to remain the general partner of PECO Energy Capital and timely perform all its duties as such (including the duty to pay distributions on the Preferred Securities), which include, among other things, the General Partner's duties under the Partnership Agreement to directly pay all costs and expenses of PECO Energy Capital (for the purpose of insuring that payment of principal and interest by PECO Energy on the Subordinated Debt Securities will be sufficient to allow payment in full to the holders of the Preferred Securities) and the covenant of the General Partner in the Partnership Agreement to at all times maintain a "fair market value net worth" of at least 10% of the total contributions (less redemptions) to PECO Energy Capital. While the assets of the General Partner will not be available for making distributions on the Preferred Securities, they will be available for payment of the expenses of PECO Energy Capital. Accordingly, the Series D Guarantee and the Indenture, together with the related covenants contained in the Partnership Agreement and PECO Energy's obligations under the Subordinated Debt Securities, provide for PECO Energy's full and unconditional guarantee of the Series D Preferred Securities as set forth above.

CERTAIN COVENANTS OF PECO ENERGY

    Under the Series D Guarantee, PECO Energy will covenant that, so long as any Series D Preferred Securities remain outstanding, neither PECO Energy nor any majority owned subsidiary of PECO Energy shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends by a wholly owned subsidiary) if at such time PECO Energy shall be in default with respect to its payment obligations under the Series D Guarantee or there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture.

AMENDMENTS

    Except with respect to any changes which do not materially adversely affect the rights of holders of Series D Preferred Securities (in which case no vote will be required), the Series D Guarantee may be amended only with the prior approval of the holders of Capital Securities representing not less than 66-2/3% of the aggregate stated liquidation preference of the outstanding Series D Preferred Securities.

MERGER OF PECO ENERGY

    So long as the Series D Preferred Securities remain outstanding, PECO Energy will maintain its corporate existence; provided that, PECO Energy may consolidate with or merge with or into any other person or sell, convey, transfer or lease all or substantially all its properties and assets to any person if the successor person shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume the obligations of PECO Energy under the Series D Guarantee.

TERMINATION OF THE SERIES D GUARANTEE

    The Series D Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of all Series D Preferred Securities or upon full payment of the amounts payable with respect to the Series D Preferred Securities upon liquidation of PECO Energy Capital. The Series D Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Series D Preferred Securities must restore payments of any sums paid under the Series D Preferred Securities or the Series D Guarantee.


                 DESCRIPTION OF THE SERIES D SUBORDINATED
                    DEBT SECURITIES AND THE INDENTURE

    The following is a summary of certain terms and provisions of the Series D Subordinated Debt Securities and the Indenture. Reference is made to the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

    The Series D Subordinated Debt Securities will be unsecured, subordinated obligations of PECO Energy issued under the Indenture. The Series D Subordinated Debt Securities will be in a principal amount equal to the aggregate stated liquidation preference of the Series D Preferred Securities plus the General Partner's capital contribution in PECO Energy Capital, will bear interest at a rate equal to the Distribution rate on the Series D Preferred Securities payable on the Distribution dates, will have maturity and redemption provisions corresponding to the redemption provisions of the Series D Preferred Securities and will be subject to mandatory redemption upon the dissolution and liquidation of PECO Energy Capital. The entire principal amount of the Series D Subordinated Debt Securities will become due and payable, together with any accrued and unpaid interest thereon, on ________, 2028.

    PECO Energy will deliver the Series D Subordinated Debt Securities to the General Partner to be held on behalf of the holders of the Series D Preferred Securities. The Series D Subordinated Debt Securities will be delivered by PECO Energy to evidence the loan by PECO Energy Capital to PECO Energy of an amount equal to the proceeds received from the sale of the Series D Preferred Securities, plus the General Partner's concurrent capital contribution in PECO Energy Capital.

REDEMPTION

    Except as provided below, the Series D Subordinated Debt Securities may not be redeemed prior to maturity. PECO Energy Capital has the right to redeem the Series D Preferred Securities at any time upon the occurrence of a Tax Event, upon not less than 30 nor more than 60 days' notice (and not less than 40 days' notice to the Trust), as described under "Description of the Series D Preferred Securities-Special Event Redemptions." The Series D Subordinated Debt Securities will be subject to mandatory redemption upon the dissolution of PECO Energy Capital or upon redemption of the Series D Preferred Securities.

    If PECO Energy gives a notice of redemption in respect of Series D Subordinated Debt Securities, then, on or prior to the redemption date, PECO Energy shall deposit with the paying agent funds sufficient to pay the Redemption Price and will give irrevocable instructions and authority to pay the Redemption Price. If notice of redemption shall have been given, if required, then the Series D Subordinated Debt Securities called for redemption shall become due and payable on the redemption date and upon the redemption date, interest will cease to accrue on the Series D Subordinated Debt Securities called for redemption and such Series D Subordinated Debt Securities will no longer be deemed to be outstanding.

INTEREST

    The Series D Subordinated Debt Securities will bear interest at an annual rate of ____% plus Additional Interest (as defined under "-Additional Interest"), if any, from the original date of issuance. Interest will be payable semiannually in arrears on ____________ and ____________ of each year, commencing on ____________, 1998, to PECO Energy Capital.

    PECO Energy will make additional interest payments on any overdue installment of interest on the Series D Subordinated Debt Securities to PECO Energy Capital at the same rate per annum as the annual rate payable on the Series D Subordinated Debt Securities.

    Interest payments on the Subordinated Debt Securities are eliminated in consolidation from the consolidated statements of income of PECO Energy. Distributions on the Preferred Securities appear as a separate line item under interest charges entitled "Company Obligated Mandatorily Redeemable Preferred Securities of a Partnership, which holds Solely Subordinated Debentures of the Company" on the consolidated statements of income of PECO Energy.

ADDITIONAL INTEREST

    If at any time PECO Energy Capital would be required to pay any taxes, duties or other governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, PECO Energy also will pay as additional interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by PECO Energy Capital after paying any such taxes, duties or other governmental charges will not be less than the amounts PECO Energy Capital would have received had no such taxes, duties or other governmental charges been imposed.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    Under the Indenture, PECO Energy shall have the right at any time, so long as an Event of Default under the Indenture has not occurred and is continuing, to extend the interest payment period for all Subordinated Debt Securities for up to 60 consecutive months; provided that no Extension Period shall extend beyond the stated maturity date or date of redemption of any series of Subordinated Debt Securities. At the end of the Extension Period, PECO Energy shall pay all interest then accrued and payable on the Series D Subordinated Debt Securities (together with interest thereon to the extent permitted by applicable law at the rate per annum borne by the Series D Subordinated Debt Securities). During any such Extension Period, neither PECO Energy nor any majority owned subsidiary of PECO Energy shall declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends by wholly owned subsidiaries). Prior to the termination of any such Extension Period, PECO Energy may shorten or further extend the interest payment period; provided that, such Extension Period, together with all such further extensions thereof, may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, PECO Energy may select a new Extension Period, subject to the above requirements. PECO Energy shall give the Indenture Trustee notice of its selection of such extended or shortened interest payment period one business day prior to the earlier of (i) the date PECO Energy has selected to make the interest payment or (ii) the date PECO Energy Capital is required to give notice to any national securities exchange or other applicable self-regulatory organization of the record date or the date distributions on the Preferred Securities are payable, but in any event not less than two business days prior to such record date. PECO Energy shall cause the Indenture Trustee to give such notice of PECO Energy's selection of such Extension Period to the holders of the Preferred Securities.

SUBORDINATION

    The Indenture provides that all payments by PECO Energy in respect of the Subordinated Debt Securities, including the Series D Subordinated Debt Securities, shall be subordinated to the prior payment in full of all amounts payable on Senior Indebtedness. The term "Senior Indebtedness" means (i) the principal of and premium, if any, in respect of (a) indebtedness of PECO Energy for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by PECO Energy; (ii) all capital lease obligations of PECO Energy;
(iii) all obligations of PECO Energy issued or assumed as the deferred purchase price of property, all conditional sale obligations of PECO Energy and all obligations of PECO Energy under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) certain obligations of PECO Energy for the reimbursement of any obligor on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other persons and all dividends of other persons (other than Preferred Securities) for the payment of which, in either case, PECO Energy is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other persons secured by any lien on any property or asset of PECO Energy (whether or not such obligation is assumed by PECO Energy), except for any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debt Securities or indebtedness between or among PECO Energy and its affiliates.

    Upon any payment or distribution of assets or securities of PECO Energy, upon any dissolution or winding up or total or partial liquidation or reorganization of PECO Energy, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall first be paid in full before PECO Energy Capital (as holder of the Subordinated Debt Securities), the Indenture Trustee on behalf of such holder or any Special Representative appointed by the holders of the Preferred Securities shall be entitled to receive from PECO Energy any payment of principal of or interest on or any other amounts in respect of the Subordinated Debt Securities or distribution of any assets or securities.

    No direct or indirect payment by or on behalf of PECO Energy of principal of or interest on the Subordinated Debt Securities, whether pursuant to the terms of the Subordinated Debt Securities or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (i) a default in the payment of all or any portion of any Senior Indebtedness or (ii) any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, requisite notice has been received by the Indenture Trustee and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

    If the Indenture Trustee, PECO Energy Capital (as holder of the Subordinated Debt Securities) or any Special Representative appointed by the holders of the Preferred Securities, shall have received any payment on account of the principal of or interest on the Subordinated Debt Securities when such payment is prohibited and before all amounts payable on, under or in connection with Senior Indebtedness are paid in full, then such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered first to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full.

    Nothing in the Indenture shall limit the right of the Indenture Trustee, PECO Energy Capital (as holder of the Subordinated Debt Securities) or the Special Representative to take any action to accelerate the maturity of the Subordinated Debt Securities or to pursue any rights or remedies against PECO Energy; provided that, all Senior Indebtedness shall be paid before PECO Energy Capital (as holder of the Subordinated Debt Securities) is entitled to receive any payment from PECO Energy of principal of or interest on the Subordinated Debt Securities.

    Upon the payment in full of all Senior Indebtedness, PECO Energy Capital (as holder of the Subordinated Debt Securities) (and any Special Representative appointed by the holders of the Preferred Securities) shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of PECO Energy made on such Senior Indebtedness until the Subordinated Debt Securities shall be paid in full.

    The Indenture does not limit the aggregate amount of Senior
Indebtedness which PECO Energy may issue.

CERTAIN COVENANTS OF PECO ENERGY

    PECO Energy will covenant that it and any majority owned subsidiary will not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than dividends by wholly owned subsidiaries) (i) during an Extension Period, (ii) if there shall have occurred any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture or (iii) if PECO
Energy shall be in default with respect to its payment obligations under any Guarantee. PECO Energy will also covenant (i) to maintain direct or indirect 100% ownership of the General Partner and will cause the General Partner to maintain 100% ownership of the general partner interests of PECO Energy Capital, (ii) to cause the General Partner to at all times maintain a "fair market net worth" of at least 10% of the total capital contributions (less redemptions) to PECO Energy Capital and to maintain general partner interests representing 3% of all interests in the capital, income, gain, loss, deduction and credit of PECO Energy Capital, (iii) to cause the General Partner to timely perform all of its duties as general partner of PECO Energy Capital (including the duty to pay Distributions on the Series D Preferred Securities), and (iv) to use its reasonable efforts to cause PECO Energy Capital to remain a limited partnership and otherwise continue to be treated as a partnership for federal income tax purposes.

    PECO Energy Capital may not waive compliance or waive any default in compliance by PECO Energy with any covenant or other term in the Indenture without the approval of the Special Representative or without the direction of the holders of 66-2/3% of the aggregate stated liquidation preference of the Preferred Securities.

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting PECO Energy and the Indenture Trustee, without the consent of the Special Representative or PECO Energy Capital, to modify the Indenture or any supplemental indenture:
(i) to cure any ambiguity, defect or inconsistency; (ii) to comply with the provisions of the Indenture regarding a successor to PECO Energy; (iii) to provide for uncertificated Subordinated Debt Securities in addition to or in place of certificated Subordinated Debt Securities; (iv) to make any other change that does not adversely affect the rights of any holder of the Subordinated Debt Securities; (v) to comply with any requirement for qualification of the Indenture under the Trust Indenture Act of 1939, as amended; and (vi) to set forth the terms and conditions of any series of Subordinated Debt Securities.

    The Indenture contains provisions permitting PECO Energy and the Indenture Trustee, with the consent of the Special Representative or PECO Energy Capital at the direction of the holders of not less than 66-2/3% of the aggregate stated liquidation preference of the Preferred Securities, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities issued under the Indenture; provided that, no such modification, without the consent of each holder of the Subordinated Debt Securities affected, may (i) change the stated maturity date of the principal of, or any installment of principal of or interest, if any, on, the Subordinated Debt Securities, (ii) reduce the principal amount of, or premium or rate of interest, if any, on, the Subordinated Debt Securities, (iii) reduce the amount of principal of Subordinated Debt Securities payable upon acceleration of the maturity thereof, (iv) make the Subordinated Debt Securities payable in money or securities other than as stated in the Subordinated Debt Securities, (v) impair the right to institute suit for the enforcement of any payment on or with respect to the Subordinated Debt Securities, (vi) adversely change the redemption provisions of the Subordinated Debt Securities, (vii) adversely affect the rights of the holders of the Subordinated Debt Securities with respect to subordination or (viii) reduce the principal amount of the holders of the Subordinated Debt Securities that must consent to an amendment of the Indenture.

EVENTS OF DEFAULT

    The following are Events of Default under the Indenture: (i) default for ten days in payment of any interest on any series of the Subordinated Debt Securities (other than the payment of interest during an Extension Period); (ii) default in payment of principal of (or premium, if any, on) any Subordinated Debt Securities; (iii) default for 60 days after notice in the performance of any other covenant or agreement in the Indenture or any series of Subordinated Debt Securities or (iv) certain events of bankruptcy, insolvency or reorganization of PECO Energy. In case an Event of Default under the Indenture shall occur and be continuing (other than an Event of Default relating to bankruptcy, insolvency or reorganization of PECO Energy, in which case principal and interest on all of the Subordinated Debt Securities shall become immediately due and payable), the Indenture Trustee, PECO Energy Capital (as holder of the Subordinated Debt Securities) or the Special Representative may declare the principal of all the Subordinated Debt Securities to be due and payable. Under certain circumstances, a declaration of acceleration with respect to Subordinated Debt Securities may be rescinded and past defaults (except, unless theretofore cured, a default in the payment of principal of or interest on the Subordinated Debt Securities) may be waived only by the Special Representative or by PECO Energy Capital at the direction of the holders of 66-2/3% in aggregate stated liquidation preference of Preferred Securities.

    PECO Energy is required to furnish to the Indenture Trustee annually a statement as to the performance by PECO Energy of its obligations under the Indenture and as to any default in such performance.

ENFORCEMENT OF CERTAIN RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    The holders of the Preferred Securities will have the rights referred to under "Description of the Series D Preferred Securities-Voting Rights," including the right to appoint a Special Representative authorized to exercise the rights of PECO Energy Capital, as the holder of the Series D Subordinated Debt Securities, to declare the principal and interest on the Series D Subordinated Debt Securities due and payable and to enforce the obligations of PECO Energy under the Series D Subordinated Debt Securities and the Indenture directly against PECO Energy, without first proceeding against PECO Energy Capital or any other person or entity.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

    The Indenture provides that PECO Energy may not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all its assets (either in one transaction or a series of transactions) to any person unless, among other things (i) the successor person shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of the obligations of PECO Energy under the Subordinated Debt Securities and the Indenture and (ii) immediately prior to and after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

DEFEASANCE AND DISCHARGE

    Under the terms of the Indenture, PECO Energy will be deemed to have paid and discharged the entire indebtedness of the Series D Subordinated Debt Securities if PECO Energy irrevocably deposits with the Indenture Trustee or other paying agent, in trust (i) cash and/or (ii) United States Government Obligations (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay all the principal of, premium, if any, and interest on, the Series D Subordinated Debt Securities then outstanding on the dates such payments are due in accordance with the terms of the Series D Subordinated Debt Securities.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    Subject to the provisions of the Indenture relating to its duties, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture, unless the Indenture Trustee receives security and indemnity reasonably satisfactory to it. Subject to such provision for indemnification, the holders of a majority in principal amount of the Subordinated Debt Securities then outstanding thereunder or the Special Representative will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee thereunder, or exercising any trust or power conferred on the Indenture Trustee.

    The Indenture contains limitations on the right of the Indenture Trustee, as a creditor of PECO Energy, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Indenture Trustee may be deemed to have a conflicting interest and may be required to resign as Indenture Trustee if at the time of default under the Indenture it is a creditor of PECO Energy.

    First Union National Bank, the Indenture Trustee, has from time to time engaged in transactions with, or performed services for, PECO Energy and its affiliates in the ordinary course of business and is the trustee under PECO Energy's First and Refunding Mortgage dated May 1, 1923.


                          UNITED STATES TAXATION

    In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel to PECO Energy, the following are the material federal income tax consequences (and certain Pennsylvania tax considerations) of the ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by holders. It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Capital Securities as a hedge against or which are hedged against currency risks or as a part of a straddle, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change. Prospective purchasers should particularly note that any such change could have retroactive application to Capital Securities acquired through this offering.

    This summary assumes that Capital Securities are held as capital assets, within the meaning of section 1221 of the Code, and does not address all of the tax consequences that may be relevant to a particular holder of Capital Securities ("Securityholder") in light of the Securityholder's personal circumstances, or to certain types of Securityholders (such as certain financial institutions, dealers in securities or commodities, insurance companies, regulated investment companies, personal holding companies, corporations subject to the alternative minimum tax, tax-exempt organizations or persons who hold Capital Securities as positions in a "straddle" or as part of a "hedging," "conversion" or "constructive sale" transaction for United States federal income tax purposes). Also not addressed are the consequences under state, local and foreign tax laws or the tax consequences to subsequent Securityholders.

    ALL PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES IN LIGHT OF THEIR PARTICULAR
CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER LAWS.

CLASSIFICATION OF PECO ENERGY CAPITAL AND THE TRUST

    In connection with the issuance of Capital Securities, Ballard Spahr Andrews & Ingersoll, LLP will render its tax opinion to the effect that, under then current law and assuming full compliance with the terms of the Partnership Agreement and the Trust Agreement, (i) PECO Energy Capital will be classified for United States federal income tax purposes as a partnership and not as a business entity taxable as a corporation and (ii) the Trust will be classified as a grantor trust and not as a business entity taxable as a corporation.

    As a consequence, each Securityholder will be considered the owner of a pro rata portion of the Series D Preferred Securities held by the Trust.
As a further consequence, each Securityholder will be required to include in gross income as fully taxable interest income his pro rata share of the income accrued on the Series D Subordinated Debt Securities held by PECO Energy Capital and allocated by the Trust. Such income should not exceed Distributions received by the Securityholders on the Capital Securities except in limited circumstances described under "-Potential Extension of Payment Period." No portion of such income will be eligible for the dividends received deduction.

TAXABILITY OF DISTRIBUTIONS

    PECO Energy Capital will be required to include stated interest on the Series D Subordinated Debt Securities in its gross income as it accrues. Each Securityholder, including a taxpayer who otherwise uses the cash method of accounting, will be required to include his pro rata share of such interest income in his gross income. Actual distributions of stated interest will not be separately reported as taxable income. So long as there is no Extension Period, cash Distributions received by an initial Securityholder for any semiannual interest period should equal the sum of the daily accruals of income for such interest period.

    Under the applicable Treasury Regulations, a "remote" contingency that stated interest will not be timely paid on the Series D Subordinated Debt Securities will be ignored in determining whether the

Series D Subordinated Debt Securities are issued with original issue discount. PECO Energy believes that the likelihood of it exercising its option to defer payments of interest on the Series D Subordinated Debt Securities is remote since, among other things, exercising that option would prevent PECO Energy from declaring dividends on any of its capital stock. Accordingly, PECO Energy intends to take the position, based on the advise of tax counsel, that the Series D Subordinated Debt Securities will not be considered to be issued with original issue discount.

POTENTIAL EXTENSION OF PAYMENT PERIOD

    Under the terms of the Indenture, PECO Energy will be permitted to extend the interest payment period on the Series D Subordinated Debt Securities for up to 60 consecutive months. In the event that PECO Energy exercises this right, PECO Energy may not declare dividends on any of its capital stock during such Extension Period. PECO Energy currently believes that the extension of an interest payment period is unlikely. In the event that the interest payment period is extended, PECO Energy Capital will continue to accrue income, generally equal to the amount of the interest payment due at the end of the Extension Period, over the length of the Extension Period.

    During an Extension Period, PECO Energy Capital will be required to include original issue discount on the Series D Subordinated Debt Securities in its gross income as it accrues, in accordance with a constant yield method based on a compounding of interest. Each Securityholder, including a taxpayer who otherwise uses the cash method of accounting, will be required to include his pro rata share of such original issue discount in gross income. Accrued income will be allocated, but not distributed, to Securityholders of record on ____________ and ____________ of each year.
As a result, during an Extension Period, Securityholders will be required to include interest in gross income in advance of the receipt of cash, and any Securityholders who dispose of Capital Securities prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Trust. The tax basis of a Series D Preferred Security will be increased by the amount of any interest that is included in income without a corresponding receipt of cash, and will be decreased again when and if such cash is subsequently received from PECO Energy and distributed by PECO Energy Capital and the Trust. The subsequent receipt or distribution of such cash will not be included in gross income.

WITHDRAWAL OR DISTRIBUTION OF SERIES D PREFERRED SECURITIES

    The receipt of Series D Preferred Securities by a Securityholder in exchange for Capital Securities (and vice versa) at the option of the Securityholder or upon termination of the Trust will not be a taxable event. The Securityholder's tax basis and holding period for the Series D Preferred Securities immediately after such exchange or distribution will equal the Securityholder's tax basis and holding period for the Capital Securities (or Series D Preferred Securities, as applicable) surrendered in such exchange or distribution. Income earned from the Series D Preferred Securities (rather than the Capital Securities) will be reported annually to the Securityholder and to the Internal Revenue Service on Schedule K-1 and not on Form 1099.

DISPOSITION OF THE CAPITAL SECURITIES

    Gain or loss will be recognized on a sale, including a redemption for cash, of Capital Securities in an amount equal to the difference between the amount realized and the Securityholder's tax basis in his pro rata share of Series D Preferred Securities represented by such Capital Securities. Gain or loss recognized by a Securityholder on the sale or exchange of Capital Securities held for (a) more than one year but not more than eighteen months generally will be taxable as mid-term capital gain or loss and (b) more that eighteen months generally will be taxable as long-term capital gain or loss.

STATE OF PENNSYLVANIA PERSONAL PROPERTY TAXES

    Personal property taxes are no longer being imposed in the State of Pennsylvania on intangible personal property such as the Capital
Securities.

BACKUP WITHHOLDING

    Under the backup withholding provisions of the Code and applicable Treasury regulations, a Securityholder may be subject to backup withholding at the rate of 31% with respect to interest paid on, original issue discount accrued with respect to, or the proceeds of a sale, exchange or redemption of the Series D Preferred Securities or the Capital Securities, unless such Securityholder (a) is a corporation or comes within certain other exempt categories and when required demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a Securityholder will be allowed as a credit against the Securityholder's federal income tax liability and may entitle such Securityholder to a refund, provided that the required information is furnished to the Internal Revenue Service ("IRS").

SPECIAL TAX RULES APPLICABLE TO FOREIGN SECURITYHOLDERS

    For purposes of the following discussion, a "Foreign Securityholder" is any securityholder who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of source, or
(iv) a trust (A) over the administration of which a court within the United States is able to exercise primary supervision and (B) all substantial decisions of which one or more United States persons have the authority to control.

    Income received by a Foreign Securityholder in the form of interest and original issue discount on the Series D Preferred Securities will be subject to a United States federal withholding tax at a 30% rate upon the actual payment of interest or original issue discount except as described below and except where an applicable tax treaty provides for the reduction or elimination of such withholding tax. A Foreign Securityholder generally will be taxable in the same manner as a United States corporation or resident with respect to interest or original issue discount income if such income is effectively connected with the conduct of a trade or business in the United States. Such effectively connected income received by a Foreign Securityholder that is a corporation may in certain circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower treaty rate.

    Payments of interest and original issue discount on the Series D Preferred Securities received by a Foreign Securityholder on or prior to December 31, 1998, will not be subject to United States federal withholding tax provided that (a) the Foreign Securityholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PECO Energy entitled to vote, (b) the Securityholder is not a controlled foreign corporation that is related to PECO Energy through stock ownership, and (c) either (1) the beneficial owner of the Series D Preferred Securities, under penalties of perjury, provides PECO Energy or its agent with its name and address and certifies that it is not a United States person or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") certifies to PECO Energy or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by its or another Financial Institution and furnishes to PECO Energy or its agent a copy thereof. Backup withholding and information reporting also generally will not apply to payments of interest and original discount on or prior to December 31, 1998, if the certification described above is received, provided the payor does not have actual knowledge that the Securityholder is a United States person.

    Payments of interest and original issue discount received by a Foreign Securityholder after December 31, 1998, will not be subject to United States federal withholding tax (or to backup withholding and information reporting) provided that requirements (a) and (b) of the preceding paragraph are satisfied and, in general, (1) PECO Energy or its paying agent can reliably associate the payment with documentation upon which it can rely to treat the payment as made to a foreign beneficial owner under Treasury regulations issued under section 1441 of the Code; (2) PECO Energy or its paying agent can reliably associate the payment with a withholding certificate from a person claiming to be a withholding foreign partnership and the foreign partnership can reliably associate the payment with documentation upon which it can rely to treat the payment as made to a foreign beneficial owner in accordance with such Treasury regulations; (3) PECO Energy or its paying agent can reliably associate the payment with a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under such Treasury regulations and the qualified intermediary can reliably associate the payment with documentation upon which it can rely to treat the payment as made to a foreign beneficial owner in accordance with its agreement with the IRS; (4) PECO Energy or its paying agent can reliably associate the payment with a withholding certificate described in the Treasury Regulations from a person claiming to be a U.S. branch of a foreign bank or insurance company subject to regulatory jurisdiction by the Federal Reserve Board or by the National Association of Insurance Commissioners or the insurance department of a state, a territory or the District of Columbia under which the U.S. branch agrees to be treated as a U.S. person with respect to that payment; or (5) PECO Energy or its paying agent receives a statement, under penalties of perjury from an authorized representative of a Financial Institution stating that the Financial Institution has received from the beneficial owner a withholding certificate described in such Treasury regulations or that it has received from another Financial Institution a similar statement that it, or another Financial Institution acting on behalf of the beneficial owner, has received such a withholding certificate from the beneficial owner. In general, it will not be necessary for a Foreign Securityholder to obtain or furnish a United States taxpayer identification number to PECO Energy or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest and original issue discount.

    A Foreign Securityholder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of the Series D Preferred Securities or the

Capital Securities, unless (i) the Foreign Securityholder is an individual who is present in the United States for 183 days or more during the taxable year and as to whom such gain is from United States sources or
(ii) the gain is effectively connected with a United States trade or business of the holder.

    The payment of the proceeds of the sale of the Series D Preferred Securities or the Capital Securities to or through the United States office of a broker will be subject to information reporting and possible backup withholding at a rate of 31% unless the owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption in accordance with applicable Treasury regulations. The payment of the proceeds of the sale of the Series D Preferred Stock or the Capital Securities to or through the foreign office of a broker generally will not be subject to this backup withholding tax. However, in the case of the payment of proceeds from the disposition of the Series D Preferred Securities or the Capital Securities through a foreign office of a broker that is a United States person or a "United States related person," the applicable Treasury regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a non-United States person and the broker has no actual knowledge to the contrary. For this purpose, a "United States related person" is (i) a "controlled foreign corporation" for United States federal income tax purposes, or (ii) a foreign person 50% or more of whose gross income from all sources for a specified period is derived from activities that are effectively connected with the conduct of a United States trade or business. Any amounts withheld under the backup withholding rules from a payment to a Foreign Securityholder will be allowed as a refund or a credit against such Foreign Securityholder's United States federal income tax, provided that the required information is furnished to the IRS.

OTHER TAX CONSIDERATIONS

    In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, under current law, interest on the Series D Subordinated Debt Securities is deductible by PECO Energy. In the past, the Clinton Administration had proposed certain tax law changes that would, among other things, generally deny interest deductions to corporate issuers if the debt instrument has a term exceeding 15 years and is not reflected as indebtedness on such issuer's consolidated balance sheet. Because the term of the Series D Subordinated Debt Securities exceeds 15 years, if such proposal were to become effective retroactively, PECO Energy would be precluded from deducting interest on the Series D Subordinated Debt Securities. There can be no assurance, however, that a legislative proposal which would affect the ability of PECO Energy to deduct interest on the Series D Subordinated Debt Securities might not be adopted which, in turn, might give rise to a Tax Event and, accordingly, the General Partner's optional right to redeem the Series D Preferred Securities, as described under "Description of the Series D Preferred Securities-Special Event Redemptions."


                           ERISA CONSIDERATIONS

FIDUCIARIES UNDER ERISA

    A fiduciary of a pension, profit sharing or other employee pension benefit plan that is intended to be tax-qualified under section 401(a) of the Code (a "Qualified Plan") is subject to certain requirements under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including the discharge of duties solely in the interest of, and for the exclusive purpose of providing benefits to, the

Qualified Plan's participants and beneficiaries. A fiduciary is required to perform the fiduciary's duties with the skill, prudence and diligence of a prudent person acting in a like capacity, to diversify investments so as to minimize the risk of large losses and to act in accordance with the Qualified Plan's governing documents.

    Fiduciaries with respect to a Qualified Plan include any persons who exercise or possess any authority or control with respect to the management or disposition of the funds or other property of the Qualified Plan. For example, any person who is responsible for choosing a Qualified Plan's investments, or who is a member of a committee that is responsible for choosing a Qualified Plan's investments, is a fiduciary of that Qualified Plan. Also, an investment professional whose advice will serve as one of the primary bases for a Qualified Plan's investment decisions may be a fiduciary of the Qualified Plan, as may any other person with special knowledge or influence with respect to a Qualified Plan's investment or administrative activities.

    While the owner of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA's fiduciary duty rules. Also, where a participant in a Qualified Plan exercises control over the participant's individual account in the Qualified Plan in a self-directed investment arrangement that meets the requirements of
Section 404(c) of ERISA, in general no person who would otherwise be a fiduciary of the Qualified Plan may be held responsible for the consequences of the participant's investment decisions. A fiduciary may still, however, be held responsible for its decision to offer a particular investment option under a Qualified Plan. Moreover, certain Qualified Plans of sole proprietors or partnerships in which at all times (before and after the investment) the only participants are the sole proprietor and his spouse or the partners and their spouses, certain Qualified Plans of corporations in which at all times (before and after the investment) the only participant(s) is or are an individual and/or his spouse who own(s) 100% of the corporation's stock, are generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below. Finally, governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in
Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

    A person subject to ERISA's fiduciary rules with respect to a Qualified Plan should consider those rules in the context of the particular circumstances of the Qualified Plan before authorizing an investment of a portion of the Qualified Plan's assets in Capital Securities.

PROHIBITED TRANSACTIONS UNDER ERISA AND THE CODE

    Code Section 4975 (which applies to all Qualified Plans, except as noted above, and IRAs) and Section 406 of ERISA (which does not apply to IRAs or to certain Qualified Plans that, under the rules summarized above, are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code or parties in interest under ERISA ("Disqualified Persons") unless an exemption is available for a particular transaction. Disqualified Persons include fiduciaries of the Qualified Plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other Disqualified Persons.

    "Prohibited transactions" include: (1) any direct or indirect transfer or use of a Qualified Plan's or IRA's assets to or for the benefit of a Disqualified Person; (ii) any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account; and (iii) any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA in connection with a transaction involving the assets of the Qualified Plan or the IRA. Under ERISA, a Disqualified Person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. In addition, ERISA authorizes additional penalties and further relief. Code
Section 4975 imposes excise taxes on a Disqualified Person that engages in a prohibited transaction with a Qualified Plan or IRA.

    Fiduciaries of, and other Disqualified Persons with respect to, Qualified Plans and IRAs should be alert to the potential for prohibited transactions that may occur in the context of a particular Qualified Plan's or IRA's decision to purchase Capital Securities.

PLAN ASSETS

    If the Trust assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans or IRAs holding Capital Securities, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Trust. Moreover, fiduciaries with responsibilities to Qualified Plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the Trust in violation of ERISA.

    Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may generally constitute "plan assets", the applicable regulations except investments in certain publicly registered securities from the application of the "look-through" principle.

    In order to qualify for the exception described above, the securities in question must be: (i) freely transferable; (ii) owned by at least 100 investors independent of the issuer and of one another; and (iii) either
(a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Securities Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the issuer's fiscal year during which the offering occurred.

    The Trust currently anticipates that the Capital Securities will be "freely transferable" within the meaning of the Department of Labor regulations, and will be owned by at least 100 investors independent of the issuer and of one another will subscribe for the purchase of the Capital Securities. Finally, no Capital Securities will be sold except pursuant to an effective registration statement under the Securities Act, and the Trust intends to make the required filings under the Securities Exchange Act. Therefore, the Trust should qualify for the exception, so that the Trust assets should not be "plan assets" of any Qualified Plan or IRA investor, and the Trust's underlying assets should not be treated as "plan assets" of Qualified Plan or IRA investors for purposes of determining whether any prohibited transaction has occurred.

OTHER ERISA CONSIDERATIONS

    In addition to the considerations discussed above in connection with the "plan assets" issue, a fiduciary's decision to cause a Qualified Plan or IRA to acquire Capital Securities should involve, among other factors, considerations that include whether: (i) the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA;
(ii) the purchase is prudent; (iii) the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments and other needs for liquidity; (iv) the investment is made solely in the interests of the plan participants; and (v) the fair market value of the Capital Securities will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan's rules and policies.

    The foregoing discussion is general in nature and is not intended to be all inclusive. Accordingly, prospective purchasers of Capital Securities are urged to consult their own legal counsel or advisors with respect to the considerations associated with the acquisition and ownership of Capital Securities under ERISA and the Code.


                               UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, PECO Energy and PECO Energy Capital have agreed to cause the Trust to sell to each of the Underwriters named below, and each of such Underwriters, for whom Salomon Brothers Inc and Merrill Lynch, Pierce, Fenner and Smith Incorporated are acting as Representatives (the "Representatives"), has severally agreed to purchase from the Trust, the respective number of Capital Securities set forth opposite its name below:

                                                               Number of
               Underwriter                                 Capital Securities
               -----------                                 ------------------

Salomon Brothers Inc....................
Merrill Lynch, Pierce, Fenner and Smith
   Incorporated.........................
                                                              _____________
Total ..................................
                                                              =============


    Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Capital
Securities offered hereby, if any are taken.

    The Underwriters propose to offer the Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a concession of $____ per Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $____ per Capital Security to certain brokers and dealers. After the Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

    Under the Underwriting Agreement, PECO Energy has agreed to pay to the Underwriters an underwriting commission of $10 per Capital Security.

    Prior to this offering, there has been no public market for the Capital Securities. An application has been made to list the Capital Securities on the New York Stock Exchange. If the application is approved, trading of the Capital Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery thereof. The Representatives have advised PECO Energy that they intend to make a market in the Capital Securities prior to commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Capital Securities.

    In connection with this offering and in compliance with applicable law, the Underwriters may effect transactions which stabilize, maintain or otherwise affect the market price of the Capital Securities at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the Capital Securities or effecting purchases of the Capital Securities for the purpose of pegging, fixing or maintaining the price of the Capital Securities or for the purpose of reducing a syndicate short position created in connection with the offering. In addition, the contractual arrangements among the Underwriters include a provision whereby, if the Representatives purchase Capital Securities in the open market for the account of the underwriting syndicate and the Capital Securities purchased can be traced to a particular Underwriter or member of the selling group, the underwriting syndicate may require the Underwriter or selling group member in question to purchase the Capital Securities in question at the cost price to the syndicate or may recover from (or decline to pay to) the Underwriter or selling group member in question the selling concession applicable to the Capital Securities in question. The Underwriters are not required to engage in any of these activities and any such activities, if commenced, may be discontinued at any time.

    PECO Energy and PECO Energy Capital have agreed, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the date on which the distribution of the Capital Securities ceases, as determined by the Representatives, or (ii) 30 days after the closing date, not to offer, sell, contract to sell or otherwise dispose of any Capital Securities, Preferred Securities or any preferred stock or any other securities of PECO Energy which are substantially similar to the Capital Securities or the Series D Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive any of the foregoing securities, without the prior written consent of the Representatives.

    PECO Energy and PECO Energy Capital have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                              LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Series D Preferred Securities and the Capital Securities will be passed upon for PECO Energy Capital and the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to PECO Energy Capital and the Trust. The validity of the Series D Guarantee and the Series D Subordinated Debt Securities will be passed upon on behalf of PECO Energy by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania. Certain legal matters will be passed upon on behalf of the Underwriters by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania, counsel to the Underwriters. Ballard Spahr Andrews & Ingersoll, LLP and Drinker Biddle & Reath LLP will rely on Richards, Layton & Finger, P.A. as to certain matters of Delaware law.


                                 EXPERTS

    The consolidated financial statements and schedule of PECO Energy incorporated by reference in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, for the periods indicated in their report thereon which is included in the Annual Report on Form 10-K for the year ended December 31, 1997. The consolidated financial statements and schedule audited by Coopers & Lybrand L.L.P. have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE HEREBY EXCEPT AS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PECO ENERGY, PECO ENERGY CAPITAL OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CAPITAL SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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                            TABLE OF CONTENTS

                                                                      Page

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . .
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
PECO ENERGY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
PECO ENERGY CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . .
THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
COVERAGE RATIOS . . . . . . . . . . . . . . . . . . . . . . . . . . .
ACCOUNTING TREATMENT. . . . . . . . . . . . . . . . . . . . . . . . .
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . .
DESCRIPTION OF THE CAPITAL SECURITIES . . . . . . . . . . . . . . . .
DESCRIPTION OF THE SERIES D PREFERRED SECURITIES. . . . . . . . . . .
DESCRIPTION OF THE SERIES D GUARANTEE . . . . . . . . . . . . . . . .
DESCRIPTION OF THE SERIES D SUBORDINATED
  DEBT SECURITIES AND THE INDENTURE . . . . . . . . . . . . . . . . .
UNITED STATES TAXATION. . . . . . . . . . . . . . . . . . . . . . . .
ERISA CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . . . .
UNDERWRITING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .




                               $78,105,000

                      PECO ENERGY CAPITAL TRUST III


                     ____% CAPITAL TRUST PASS-THROUGH
                           SECURITIES(SM)  (TRUPS(R))

           (LIQUIDATION PREFERENCE $1,000 PER CAPITAL SECURITY)

               FULLY AND UNCONDITIONALLY GUARANTEED, TO THE
                EXTENT PECO ENERGY CAPITAL, L.P. HAS FUNDS
                          AS SET FORTH HEREIN BY

                           PECO ENERGY COMPANY

                                  [LOGO]


                           SALOMON SMITH BARNEY

                           MERRILL LYNCH & CO.

                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

    Filing Fees - Securities and Exchange Commission . $ 23,041
    Printing . . . . . . . . . . . . . . . . . . . . .   75,000
    Legal fees and Blue Sky fees . . . . . . . . . . .  100,000
    Accounting fees. . . . . . . . . . . . . . . . . .   25,000
    Trustee fees and expenses. . . . . . . . . . . . .   10,000
    Rating agencies fees and expenses. . . . . . . . .   40,000
    Miscellaneous. . . . . . . . . . . . . . . . . . .   46,959
                                                       --------
         Total . . . . . . . . . . . . . . . . . . . . $320,000
                                                       ========

*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    PECO Energy's Bylaws provide that PECO Energy is obligated to indemnify directors and officers and other persons designated by the Board of Directors against any liability including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys' fees and disbursements) incurred in connection with any proceeding. The Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from PECO Energy of a personal benefit to which the recipient is not legally entitled.

    Section 518 of the Pennsylvania Business Corporation Law of 1988 provides that indemnification pursuant to a bylaw may be granted for any action taken or any failure to take any action, absent a court determination of willful misconduct or recklessness, and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law.

    Pursuant to the Pennsylvania Business Corporation Law of 1988, PECO Energy's Bylaws provide that directors generally will not be liable for monetary damages in any action whether brought by shareholders directly or in the right of PECO Energy or by third parties unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the Pennsylvania Business Corporation Law of 1988), and such failure constitutes self-dealing, willful misconduct or recklessness.

    PECO Energy has purchased directors' and officers' liability insurance.

    Pursuant to the Partnership Agreement, to the fullest extent permitted by applicable law, PECO Energy Capital shall indemnify and hold harmless the General Partner or any Special Representative, any affiliate of the General Partner or any Special Representative or any officers, directors, shareholders, partners, employees, representatives or agents of the General Partner or any Special Representative, or any employee or agent of PECO Energy Capital or its affiliates (each, an "Indemnified Person") from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of PECO Energy Capital and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Partnership Agreement, except that no Indemnified Person shall be indemnified for any loss, claim or damage incurred by reason of the Indemnified Person's gross negligence, willful misconduct or fraud; provided, however, that any such indemnity shall be provided out of and to the extent of PECO Energy Capital's assets only, and no General Partner or limited partner (collectively, "Partners"), any affiliate of a Partner or any officers, directors, shareholders, partners, employees, representatives or agents of a Partner or its respective affiliates, or any employee or agent of PECO Energy Capital or its affiliates or any Special Representative shall have any personal liability on account thereof. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by PECO Energy Capital prior to the final disposition of such claim, demand, action, suit or proceeding pursuant to an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified.

    The Trust Agreement provides, to the fullest extent permitted by law, that the General Partner will indemnify and defend the Trustee and its directors, officers, employees and agents against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as the Trustee under the Trust Agreement and the Capital Securities, except for any liability arising out of gross negligence, bad faith or willful misconduct on the part of any such person or persons.

ITEM 16.  EXHIBITS

Exhibit
Numbers  Exhibit
-------  -------
1-1      Form of Underwriting Agreement.

3-1 Amended and Restated Articles of Incorporation of PECO Energy (incorporated by reference to PECO Energy's 1993 Annual Report on Form 10-K, File No. 1-1401).

3-2 Bylaws of PECO Energy, adopted February 26, 1990 and amended January 26, 1998 (incorporated by reference to Exhibit 3-2 of PECO Energy's 1997 Annual Report on Form 10-K, File No. 1-1401).

3-3      Certificate of Limited Partnership of PECO Energy Capital,
         L.P. (incorporated by reference to Registration Statement Nos. 33-53785 and 33-53785-01).

4-1      Amended and Restated Limited Partnership Agreement of PECO
         Energy Capital (incorporated by reference to Exhibit 10-7 of PECO Energy's 1994 Annual Report on Form 10-K, File No. 1-1401).

4-2 Amendment No. 1 to Amended and Restated Limited Partnership Agreement of PECO Energy Capital (incorporated by reference to
         Exhibit 10-8 of PECO Energy's 1995 Annual Report on Form 10-K, File No. 1-1401).

4-3 Amendment No. 2 to Amended and Restated Limited Partnership Agreement of PECO Energy Capital (incorporated by reference to
         Exhibit 10-9 of PECO Energy's 1995 Annual Report on Form 10-K, File No. 1-1401).

4-4 Amendment No. 3 to Amended and Restated Limited Partnership Agreement of PECO Energy Capital.

4-5      Form of Action of General Partner creating Series D
         Preferred Securities.

4-6      Form of Series D Preferred Security Certificate
         (included in Exhibit 4-1).

4-7 Subordinated Debenture Indenture dated as of July 1, 1994 (incorporated by reference to Exhibit
         4-5 of PECO Energy's 1994 Annual Report on Form 10-K,
         File No. 1-1401).

4-8      Form of Series D Subordinated Debt Security
         (included in Exhibit 4-11).

4-9      First Supplemental Indenture to Subordinated Debenture
         Indenture, dated as of December 1,
         1995 (incorporated by reference to Exhibit 4-7 of PECO Energy's 1995 Annual Report on Form
         10-K, File No. 1-1401).

4-10     Second Supplemental Indenture to Subordinated Debenture
         Indenture, dated as of June 1, 1997
         (incorporated by reference to Exhibit 4-6 of PECO Energy's 1997 Annual Report on Form 10-K,
         File No. 1-1401).

4-11     Form of Third Supplemental Indenture to
         Subordinated Debenture Indenture.

4-12     Certificate of Trust for the Trust.

4-13     Trust Agreement for the Trust.

4-14     Form of Amended and Restated Trust Agreement for the Trust.

4-15     Form of Payment and Guarantee Agreement.

4-16     Form of Certificate Representing the Capital
         Securities (included in Exhibit 4-14).

5-1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP relating to the legality of the Series D
         Subordinated Debt Securities and Series D Guarantee, including consent.

5-2 Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Capital Securities and the Series D Preferred Securities, including consent.

8        Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to tax matters.

12-1 Computations of PECO Energy's Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend
         Requirements for the years ended
         December 31, 1993-1997 (incorporated by reference to
         Exhibits 12-1 and 12-2, respectively,
         of PECO Energy's 1997 Annual Report on Form 10-K, File No. 1-1401).

13 PECO Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 1997
         (incorporated by reference, File No. 1-1401).

21 List of Subsidiaries of PECO Energy (incorporated by reference to Exhibit 21 of PECO
         Energy's 1997 Annual Report on Form 10-K, File No. 1-1401).

23-1     Consent of Coopers & Lybrand, L.L.P.

23-2     Consent of Ballard Spahr Andrews & Ingersoll, LLP
         (included in Exhibit 5-1).

23-3     Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5-2).

24       Powers of Attorney.

25       Statement of Eligibility under the Trust Indenture
         Act of 1939, as amended, of First Union
         National Bank, as Trustee under the Third Supplemental Indenture.

ITEM 17. UNDERTAKINGS

    (1) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (2) The Trust hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such dominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) The undersigned registrants hereby undertake: (i) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement:

    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant, PECO Energy Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania, on March 16, 1998.

                                  PECO Energy Company


                                  By:  /s/ C.A. McNeill, Jr.
                                       _______________________________
                                       C.A. McNeill, Jr.
                                       Chairman of the Board, President
                                       and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                TITLE                          DATE
    ---------                -----                          ----

/s/ C.A. McNeill, Jr.        Chairman of the Board,         March 16, 1998
    -----------------------  President and Chief Executive
    C.A. McNeill, Jr.        Officer
                             (Principal Executive Officer)


/s/ M.J. Egan                Senior Vice President -        March 16, 1998
    -----------------------  Finance and Chief Financial
    M.J. Egan                Officer (Principal Financial
                             and Accounting Officer)

    This Registration Statement has also been signed by C.A. McNeill, Jr., Attorney-in-Fact, on behalf of the following Directors on the date indicated:


         Susan W. Catherwood          James A. Hagen
         Daniel L. Cooper             Kinnaird R. McKee
         M. Walter D'Alessio          Joseph J. McLaughlin
         G. Fred DiBona, Jr.          John M. Palms
         R. Keith Elliott             Joseph F. Paquette, Jr.
         Richard G. Gilmore           Ronald Rubin
         Richard H. Glanton           Robert Subin



By:  /s/ C.A. McNeill, Jr.                          March 16, 1998
     --------------------------
         C.A. McNEILL, JR.,
         ATTORNEY-IN-FACT

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant, PECO Energy Capital, L.P., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania, on March 16, 1998.

                             PECO Energy Capital, L.P.

                             By: PECO Energy Capital Corp.,
                                  its general partner



                             By:      /s/ J.B. Mitchell
                                      ---------------------------
                                          J.B. Mitchell
                                          President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    SIGNATURE                TITLE                          DATE
    ---------                -----                          ----

/s/ J.B. Mitchell        President and Director            March 16, 1998
    ----------------     (Principal Executive Officer
    J.B. Mitchell        and Principal Financial and
                         Accounting Officer)

/s/ M.J. Egan            Director                          March 16, 1998
    -----------------
    M.J. Egan

/s/ G.A. Massih III      Director                          March 16, 1998
    -----------------
    G.A. Massih III

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant, PECO Energy Capital Trust III, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania, on March 16, 1998.

                                  PECO Energy Capital Trust III


                                  By:  PECO Energy Capital, L.P.,
                                       as its grantor

                                  By:  PECO Energy Capital Corp.,
                                       as general partner


                                  By:    /s/ J.B. Mitchell
                                        -------------------------
                                             J.B. Mitchell
                                             President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                TITLE                DATE
    ---------                -----                ----

/s/ J.B. Mitchell    (Principal Executive      March 16, 1998
    ---------------- Officer and Principal
    J.B. Mitchell    Financial and
                     Accounting Officer)

/s/ M.J. Egan        Director                  March 16, 1998
    ----------------
    M.J. Egan

/s/ G.A. Massih III  Director                  March 16, 1998
    ----------------
    G.A. Massih III